EXHIBIT 10.13











                            ASSETS PURCHASE AGREEMENT

                                  by and among

                                 CITICASTERS CO.

                                       and

                       AMERICAN RADIO SYSTEMS CORPORATION

                                       and

                      AMERICAN RADIO SYSTEMS LICENSE CORP.




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
                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE 1
         PURCHASE OF ASSETS.......................................................................................1
         1.1      Transfer of Assets..............................................................................1
         1.2      Excluded Assets.................................................................................3

ARTICLE 2
         ASSUMPTION OF OBLIGATIONS................................................................................4
         2.1      Assumption of Obligations.......................................................................4
         2.2      Retained Liabilities............................................................................4

ARTICLE 3
         CONSIDERATION............................................................................................5
         3.1      Delivery of Consideration.......................................................................5
         3.2      Escrow Deposit..................................................................................5
         3.3      Proration of Income and Expenses; Trade Agreements Adjustment...................................6
         3.4      Allocation of Purchase Price....................................................................7

ARTICLE 4
         CLOSING..................................................................................................7
         4.1      Closing.........................................................................................7
         4.2      Time Brokerage Agreement........................................................................7

ARTICLE 5
         GOVERNMENTAL CONSENTS....................................................................................8
         5.1      FCC Consent.....................................................................................8
         5.2      FCC Application.................................................................................8
         5.3      HSR Application.................................................................................8

ARTICLE 6
         REPRESENTATIONS AND WARRANTIES OF BUYER..................................................................9
         6.1      Organization and Standing.......................................................................9
         6.2      Authorization and Binding Obligation............................................................9
         6.3      Qualification...................................................................................9
         6.4      Absence of Conflicting Agreements or Required Consents..........................................9
         6.5      Litigation.....................................................................................10
         6.6      Compliance With Laws...........................................................................10
         6.7      Commissions or Finder's Fees...................................................................10
         6.8      Availability of Funds..........................................................................10



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ARTICLE 7
         REPRESENTATIONS AND WARRANTIES OF SELLER................................................................10
         7.1      Organization and Standing......................................................................10
         7.2      Authorization and Binding Obligation...........................................................11
         7.3      Absence of Conflicting Agreements or Required Consents.........................................11
         7.4      Government Authorizations......................................................................11
         7.5      Compliance with FCC Regulations................................................................13
         7.6      Taxes..........................................................................................13
         7.7      Personal Property..............................................................................13
         7.8      Real Property..................................................................................14
         7.9      Contracts......................................................................................15
         7.10     Status of Contracts, etc.......................................................................15
         7.11     Environmental..................................................................................15
         7.12     Intellectual Property..........................................................................16
         7.13     Financial Statements...........................................................................16
         7.14     Personnel Information..........................................................................16
         7.15     Litigation.....................................................................................17
         7.16     Compliance With Laws...........................................................................17
         7.17     Employee Benefit Plans.........................................................................18
         7.18     Commissions or Finder's Fees...................................................................18
         7.19     Conduct of Business in Ordinary Course: Adverse Change.........................................18
         7.20     Instruments of Conveyance; Good Title..........................................................18
         7.21     Undisclosed Liabilities........................................................................18
         7.22     Full Disclosure................................................................................18
         7.23     Insurance......................................................................................19

ARTICLE 8
         COVENANTS OF BUYER......................................................................................19
         8.1      Closing........................................................................................19
         8.2      Notification...................................................................................19
         8.3      No Inconsistent Action.........................................................................19
         8.4      Accounts Receivable............................................................................19

ARTICLE 9
         COVENANTS OF SELLER.....................................................................................20
         9.1      Seller's Pre-Closing Covenants.................................................................20
         9.2      Notification...................................................................................22
         9.3      No Inconsistent Action.........................................................................23
         9.4      Closing........................................................................................23
         9.5      Other Items....................................................................................23
         9.6      Exclusivity....................................................................................23

ARTICLE 10
         JOINT COVENANTS.........................................................................................24


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         10.1     Confidentiality................................................................................24
         10.2     Cooperation....................................................................................25
         10.3     Control of Station.............................................................................25
         10.4     Consents to Assignment.........................................................................25
         10.5     Filings........................................................................................25
         10.6     Bulk Sales Laws................................................................................26
         10.7     Employee Matters...............................................................................26
         10.8     Tangible Personal Property.....................................................................27

ARTICLE 11
         CONDITIONS OF CLOSING BY BUYER..........................................................................28
         11.1     Representations, Warranties and Covenants......................................................28
         11.2     Governmental Consents..........................................................................28
         11.3     Station Licenses Renewal.......................................................................28
         11.4     Governmental Authorizations....................................................................28
         11.5     Adverse Proceedings............................................................................29
         11.6     Third-Party Consents...........................................................................29
         11.7     Closing Documents..............................................................................29
         11.8     Title Insurance................................................................................29
         11.9     Real Estate....................................................................................29
         11.10    Building and Mechanical Inspection.............................................................30
         11.11    Pre-Merger Notification........................................................................30
         11.12    No Adverse Change..............................................................................30
         11.13    KSJO Tower Sublease and KUFX Studio Sublease...................................................30
         11.14    Time Brokerage Agreement.......................................................................30
         11.15    Tangible Personal Property.....................................................................30

ARTICLE 12
         CONDITIONS OF CLOSING BY SELLER.........................................................................31
         12.1     Representations................................................................................31
         12.2     Governmental Consents..........................................................................31
         12.3     Adverse Proceedings............................................................................31
         12.4     Pre-Merger Notification........................................................................31
         12.5     Closing Documents..............................................................................31

ARTICLE 13
         TRANSFER TAXES; FEES AND EXPENSES.......................................................................32
         13.1     Expenses.......................................................................................32
         13.2     Transfer Taxes and Similar Charges.............................................................32
         13.3     Governmental Filing or Grant Fees..............................................................32

ARTICLE 14
         DOCUMENTS TO BE DELIVERED AT CLOSING....................................................................32
         14.1     Seller's Documents.............................................................................32


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         14.2     Buyer's Documents..............................................................................33

ARTICLE 15
         SURVIVAL; INDEMNIFICATION; ETC..........................................................................34
         15.1     Survival of Representations, Etc...............................................................34
         15.2     Indemnification................................................................................35
         15.3     Procedures:  Third Party and Direct Indemnification Claims.....................................36
         15.4     Indemnification; Sole and Exclusive Remedy.....................................................37

ARTICLE 16
         TERMINATION RIGHTS......................................................................................37
         16.1     Termination....................................................................................37
         16.2     Liability......................................................................................38
         16.3     Monetary Damages, Specific Performance and Other Remedies......................................38
         16.4     Seller's Liquidated Damages....................................................................39

ARTICLE 17
         MISCELLANEOUS PROVISIONS................................................................................39
         17.1     Risk of Loss...................................................................................39
         17.2     Certain Interpretive Matters and Definitions...................................................40
         17.3     Further Assurances.............................................................................40
         17.4     Benefit and Assignment.........................................................................40
         17.5     Amendments.....................................................................................41
         17.6     Headings.......................................................................................41
         17.7     Governing Law..................................................................................41
         17.8     Notices........................................................................................41
         17.9     Counterparts...................................................................................42
         17.10    No Third Party Beneficiaries...................................................................42
         17.11    Severability...................................................................................42
         17.12    Entire Agreement...............................................................................42

INDEX OF DEFINED TERMS............................................................................................I
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                         LIST OF SCHEDULES AND EXHIBITS

Schedule          1.2.8    Miscellaneous Excluded Assets
                  3.3.2    Trade Agreements
                  6.3      Buyer Qualifications
                  7.4      Station Licenses, Etc.
                  7.7      Tangible Personal Property
                  7.8      Real Property
                  7.9      (a)      Contracts
                  7.9      (b)      Material Contracts
                  7.11     Environmental Matters
                  7.12     Intellectual Property
                  7.13     Financial Statements
                  7.14     Personnel Information; Employee Benefit Plans
                  7.15     Litigation
                  7.16     Compliance With Laws
                  9.1.5    Actions Pending Closing
                  10.7     Employees Not Hired
Exhibit
         A        Deposit Escrow Agreement
         B        Time Brokerage Agreement
         C        Assignment and Assumption Agreement
         D        Opinion of Seller's Counsel
         E        Opinion of Seller's FCC Counsel
         F        Opinion of Buyer's Counsel
         G        Form of Estoppel Certificate
         H        Form of Subordination and Non-Disturbance Agreement
         I        KSJO Tower Sublease
         J        KUFX Studio Sublease



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                            ASSETS PURCHASE AGREEMENT

         THIS ASSETS PURCHASE AGREEMENT (this "Agreement") is made and entered this 9th day of October, 1997, by and between CITICASTERS CO., an Ohio corporation ("Buyer"), and AMERICAN RADIO SYSTEMS CORPORATION, a Delaware corporation ("American"). and AMERICAN RADIO SYSTEMS LICENSE CORP., a Delaware corporation ("American License", together with American, the "Seller").

                                    RECITALS

         WHEREAS, Seller owns and operates radio station KSJO(FM), licensed to San Jose, California (the "Station") pursuant to licenses issued by the FCC; and

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain assets and assume certain obligations associated with the ownership and operation of the Station, all on the terms and subject to the conditions set forth herein; and

         WHEREAS, in order to induce Buyer to enter into this Agreement, Seller is willing to enter into this Agreement and make certain representations and warranties to, and covenants and agreements with, Buyer.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE 1
                               PURCHASE OF ASSETS

         1.1 Transfer of Assets. On the terms and subject to the conditions hereof and subject to Section 1.2, on the Closing Date (as hereinafter defined), Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and assume from Seller, all of the right, title and interest of Seller in and to all of the assets, properties, interests and rights of Seller of whatsoever kind and nature, real and personal, tangible and intangible, owned or leased (to the extent of Seller's leasehold interest) by Seller as the case may be, wherever situated, which are used or held for use in the operation of the Station (the "Station Assets"), including but not limited to all of Seller's right, title and interest in and to the assets, properties, interests and rights described in this Section 1.1:

                  1.1.1 all licenses, permits and other authorizations issued to Seller by any governmental or regulatory authority including without limitation those issued by the FCC (the licenses, permits and authorizations issued by the FCC are hereafter referred to as the "Station Licenses") used or useful in connection with the operation of the Station, including but not limited to those described in Schedule 7.4, along with renewals or modifications of such items between the date hereof and the Closing Date;




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                  1.1.2 all equipment,  electrical  devices,  antennae,  cables, tools, hardware,  office furniture and fixtures,  office materials and supplies, inventory,  motor vehicles, spare parts and all other tangible personal property of every kind and description,  and Seller's rights therein,  owned,  leased (to the extent of Seller's leasehold  interest) or held by Seller and used or useful in connection  with the  operation of the Station,  including but not limited to those items described or listed in Schedule 7.7,  together with any replacements thereof and additions thereto made between the date hereof and the Closing Date, and less any  retirements or  dispositions  thereof made between the date hereof and the Closing Date in the ordinary course of business and consistent with past practices of Seller; provided, however, Seller agrees that the value of all such assets  retired or disposed of and not  replaced  with an asset of like kind and quality shall not exceed $10,000 in the aggregate;

                  1.1.3 all Time Sales  Agreements  (as defined in Section 2.1), all Trade  Agreements  (as defined in Section  2.1),  all Real Estate  Contracts listed on  Schedule  7.8,  and all  contracts,  agreements,  leases and  legally binding  contractual  rights  of any  kind,  written  or oral,  relating  to the operation  of the  Station  listed  on  Schedule  7.9(a),  and  oral  employment agreements terminable at will without penalty or other obligation, together with all contracts, agreements, leases and legally binding contractual rights entered into or acquired by Seller  between the date hereof and the Closing  Date in the ordinary  course of business,  consistent  with past  practices of Seller and in accordance  with this  Agreement,  which do not exceed $5,000  individually  and
$25,000 in the  aggregate  and which are  terminable  on no more than sixty (60)
days  notice  without  penalty  or  any  other  obligation  (collectively,   the
"Contracts");

                  1.1.4  all of  Seller's  rights  in and  to the  call  letters
"KSJO(FM)," as well as all of Seller's rights in and to all trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, computer software, programs and programming material of whatever form or nature, jingles, slogans, the Station's logos and all other logos or licenses to use same and all other intangible property rights of Seller, which are used or useful in connection with the operation of the Station, including but not limited to those listed in Schedule
7.12 (collectively, the "Intellectual Property") together with any associated goodwill and any additions thereto between the date hereof and the Closing Date;

                  1.1.5 all programming materials and elements of whatever form or nature owned by Seller, whether recorded on tape or other medium or intended for live performance, and all copyrights owned by or licensed to Seller that are used or useful in connection with the operation of the Station, including all such programs, materials, elements and copyrights acquired by Seller between the date hereof and the Closing Date;

                  1.1.6 all of Seller's rights in and to all the files, documents, records, and books of account relating to the operation of the Station or to the Station Assets, including, without limitation, local public files, programming information and studies, blueprints, technical information and engineering data, news and advertising studies or consulting reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports and filings with the FCC relating to the operation of the Station or to the Station Assets, all written
Contracts to be assigned hereunder, logs, software programs and books and records relating to the


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Station's employees (copies only), financial,  accounting and operation matters;
but excluding records relating solely to any Excluded Asset (as hereinafter defined);

                  1.1.7 all of Seller's rights under manufacturers' and vendors' warranties relating to items included in the Station Assets and all similar rights against third parties relating to items included in the Station Assets;

                  1.1.8 all real property owned in fee by Seller used or useful in connection with the operation of the Station together with all appurtenant easements thereunto and all structures, fixtures and improvements located thereon as more fully described in Schedule 7.8, together with any additions thereto between the date hereof and the Closing Date;

                  1.1.9  except  for  Excluded   Assets,   such  other   assets,
properties,  interests  and  rights  owned by Seller  that are used or useful in connection  with the  operation  of the  Station  or that are  located as of the
Closing Date on the real property described on Schedule 7.8.

                  The Station Assets shall be transferred to Buyer free and clear of all charges, conditions, community property interests, options, hypothecations, attachments, conditional sales, title retentions, rights of first refusal, debts, security interests, mortgages, trusts, claims, pledges or other liens, liabilities, encumbrances or rights of third parties whatsoever
("Liens"), except for Permitted Liens. Except for the Station Assets listed on the schedules to this Agreement, notwithstanding the foregoing, at or prior to the Closing, Buyer may decide, in the exercise of its sole discretion, not to purchase any one or more of the Station Assets (and, in such event, not to assume any liability secured by, arising from the acquisition of, or otherwise relating to, any such Asset); provided, that in no event shall such decision reduce the Purchase Price.

         1.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the Station Assets shall not include the following assets along with all rights, title and interest therein
(the "Excluded Assets"):

                  1.2.1 all cash and cash equivalents of Seller on hand and/or in banks, including without limitation certificates of deposit, commercial paper, treasury bills, marketable securities, asset or money market accounts and all such similar accounts or investments;

                  1.2.2 all accounts receivable or notes receivable for services performed by Seller in connection with the operation of the Station prior to the Closing Date;

                  1.2.3 subject to the limitation set forth in Section 1.1.2 of this Agreement, all tangible and intangible personal property of Seller disposed of or consumed in the ordinary course of business consistent with the past practices of Seller between the date of this Agreement and the Closing Date;

                  1.2.4 all Contracts that have terminated or expired prior to the Closing Date in the ordinary course of business consistent with the past practices of Seller;


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                  1.2.5 Each of  American's  and  American  License's  corporate seal,  minute books,  charter  documents,  corporate stock record books and such other  books and  records  as pertain to the  organization,  existence  or share capitalization  of American and American  License and  duplicate  copies of such records as are necessary to enable each of American and American License to file its tax returns and reports as well as any other  records or materials  relating to Seller  generally and not involving or relating to the Station  Assets or the operation or operations of the Station;

                  1.2.6 contracts of insurance, and all insurance proceeds or claims made by Seller relating to property or equipment repaired, replaced or restored by Seller prior to the Closing Date;

                  1.2.7 all pension, profit sharing or cash or deferred (Section
401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by Seller; and

                  1.2.8 any  right,  property  or asset  described  in  Schedule
1.2.8.


                                    ARTICLE 2
                            ASSUMPTION OF OBLIGATIONS

         2.1 Assumption of Obligations. Subject to such obligations as may have already been assumed pursuant to the Time Brokerage Agreement (as hereinafter defined) and subject to the provisions of this Section 2.1, Section 2.2 and
Section 3.3, on the Closing Date Buyer shall assume the obligations of Seller arising or to be performed on and after the Closing Date (except to the extent such obligations arise out of or are related to activities, events or transactions occurring, or conditions existing, on or prior to the Closing Date)
(i) under the Contracts, including (a) all agreements for the sale of advertising time on the Station for cash and at prices consistent with Seller's ordinary course of business pricing policies for which no payment has been received and which do not have more than twelve (12) months remaining in their term ("Time Sales Agreements"); and (b) all agreements relating to the Station which are for consideration other than cash, such as merchandise, services or promotional consideration arising in the ordinary course of business consistent with the past practices of Seller and listed on Schedule 3.3.2 hereto ("Trade
Agreements"), or (ii) to the extent that the Purchase Price has been reduced pursuant to Section 3.3 as a result of the proration or adjustment of such obligations and liabilities. All of the foregoing liabilities and obligations shall be referred to herein collectively as the "Assumed Liabilities."

         2.2 Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Buyer expressly does not, and shall not, assume or agree to pay, satisfy, discharge or perform and will not be deemed by virtue of the execution and delivery of this Agreement or any agreement, instrument or document delivered pursuant to or in connection with this Agreement or otherwise by reason of or in connection with the consummation of the transactions contemplated hereby or thereby, to have assumed or to have agreed to pay, satisfy, discharge or perform, any liabilities, obligations or commitments of Seller of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed to Buyer, other than the Assumed
Liabilities.


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Seller will retain and pay,  satisfy,  discharge and perform in accordance  with the terms thereof, all liabilities and obligations of the Seller, other than the
Assumed  Liabilities,  including  but not limited to, the  obligation to assume, perform,  satisfy or pay any liability,  obligation,  agreement,  debt,  charge, claim,  judgment or expense  incurred by or asserted  against  Seller related to
taxes,   environmental   matters,   pension  or  retirement   plans  or  trusts,
profit-sharing  plans,  employment  contracts,  employee benefits,  severance of employees,  product  liability  or  warranty,  negligence,  contract  breach  or default,  or other  obligations,  claims or judgments  asserted against Buyer as successor  in  interest  to Seller.  All of such  liabilities,  obligations  and commitments of Seller  described in this Section 2.2 shall be referred to herein collectively as the "Retained Liabilities."


                                    ARTICLE 3
                                  CONSIDERATION

         3.1 Delivery of Consideration. In consideration for the sale of the Station Assets to Buyer, in addition to the assumption of certain obligations of Seller pursuant to Section 2.1 above, Buyer shall, at the Closing (as hereinafter defined), deliver to Seller Thirty Million Dollars ($30,000,000) by wire transfer of immediately available funds, subject to adjustment pursuant to the provisions of Sections 3.2 and 3.3 below (the "Purchase Price").

         3.2 Escrow Deposit. (a) Simultaneously with the execution and delivery of this Agreement, Buyer, Seller and The Fifth Third Bank, as Escrow Agent (the
"Deposit Escrow Agent"), shall enter into a Deposit Escrow Agreement in the form of Exhibit A hereto (the "Deposit Escrow Agreement") pursuant to which Buyer shall deposit, within one (1) business day following execution of this Agreement, the amount described below as a deposit on the amount of the Purchase
Price. Such amounts held in escrow shall be applied as set forth herein and in the Deposit Escrow Agreement.

                  (b)  Buyer  shall  wire  transfer  One  Million  Five  Hundred
Thousand Dollars ($1,500,000) to the Deposit Escrow Agent's trust account pursuant to the Deposit Escrow Agreement (the "Escrow Deposit"), and at the Closing, the Escrow Deposit, plus interest, shall be applied to the Purchase
Price to be paid to  Seller.  As more  fully  described  in the  Deposit  Escrow
Agreement: (a) in the event this Agreement is terminated solely because of Buyer's material breach of this Agreement and Seller shall at such time not be in material breach of this Agreement, the Escrow Deposit, plus interest, shall be paid to Seller as liquidated damages as provided in Section 16.4 hereto for Buyer's material breach of this Agreement (the payment of such sum to Seller shall discharge any liability Buyer may have to Seller hereunder); and (b) in the event this Agreement is terminated under any circumstances other than those set forth in the immediately preceding clause (a), the Escrow Deposit and the interest accrued thereon shall be paid to Buyer.



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         3.3      Proration of Income and Expenses; Trade Agreements Adjustment.

                  3.3.1 Subject to such prorations as may have been already been made pursuant to the Time Brokerage Agreement (as hereinafter defined) and except as otherwise provided herein, all deposits, reserves and prepaid and deferred income and expenses relating to the Station Assets or the Assumed
Liabilities and arising from the conduct of the business and operations of the Station shall be prorated between Buyer and Seller in accordance with generally accepted accounting principles as of 12:01 a.m., eastern time, on the Closing
Date. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes (but excluding taxes arising by reason of the transfer of the Station Assets as contemplated hereby which shall be paid as set forth in Section 13.2), business and license fees, music and other license fees
(including any retroactive adjustments thereof, which retroactive adjustments shall not be subject to the ninety-day limitation set forth in Section 3.3.3), utility expenses, amounts due or to become due under Contracts, Trade Agreements to the extent provided in Section 3.3.2 hereof, rents, lease payments and similar prepaid and deferred items. Real estate taxes shall be apportioned on the basis of taxes assessed for the preceding year, with a reapportionment, if any, as soon as the new tax rate and valuation can be ascertained.

                  3.3.2 Schedule 3.3.2 lists all Trade Agreements included in the Station Assets and the contract end date for each Trade Agreement together with an itemized statement, determined in accordance with generally accepted accounting principles, of the aggregate value of time owed ("Barter Payable") pursuant to each of the Trade Agreements and the aggregate value of goods and services to be received ("Barter Receivable") pursuant to each of the Trade
Agreements, in each case as of the date hereof. Seller agrees that it will not enter into any other Trade Agreements or similar arrangements after the execution of this Agreement which in the aggregate exceed $10,000 without first obtaining Buyer's written consent. Within ten (10) calendar days of the earlier to occur of the (i) date of the commencement of the Time Brokerage Agreement
(the "Effective Date") and the Closing Date, Seller shall deliver to Buyer a report, dated as of the date of the Effective Date or the Closing Date, as applicable (the "Trade Report"), which report lists all Trade Agreements included in the Station Assets and the contract end date for each Trade
Agreement together with an itemized statement, determined in accordance with generally accepted accounting principles, of the aggregate value of the Barter
Payable and Barter Receivable pursuant to each of the Trade Agreements. To the extent that the aggregate value as reflected on the Trade Report of the Station's Barter Payable is greater than the aggregate value as reflected on the Trade Report of the Barter Receivable, Buyer shall be entitled to receive the difference at Closing as a credit against the Purchase Price.

                  3.3.3 Subject to such prorations as may have been already been made pursuant to the Time Brokerage Agreement (as hereinafter defined) and except as otherwise provided herein, the prorations and adjustments contemplated by this Section 3.3, to the extent practicable, shall be made on the Closing
Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within ninety (90) calendar days of the Closing Date.



                                        6


                  3.3.4 In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at the time provided in Section 3.3.3 and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by Seller and one-half by Buyer. Notwithstanding the foregoing, if the aggregate amount in dispute is $10,000 or less, the disputed amount shall be shared equally by Buyer and Seller.

         3.4 Allocation of Purchase Price. The Purchase Price shall be allocated among the Station Assets based upon an appraisal prepared by an appraiser selected by Seller, and such appraisal and allocation shall be completed within thirty (30) days following Closing unless otherwise agreed to by the parties. Seller and Buyer agree to use the allocations determined by Seller for all tax purposes, including without limitation, those matters subject to Section 1060 of the Internal Revenue Code of 1986, as amended.


                                    ARTICLE 4
                                     CLOSING

         4.1 Closing. Except as otherwise mutually agreed upon by Buyer and Seller, the consummation of the transactions contemplated herein (the "Closing") shall occur within five (5) business days after the later to occur of: (a) the satisfaction or waiver of each condition to closing contained herein (excluding conditions that by their terms cannot be satisfied until the Closing Date), and provided that each party hereto shall use its commercially reasonable efforts to cause each condition to closing to be satisfied so that the Closing may occur at the earliest possible date; and (b) the issuance of the Final Order (as defined below), or such other date as may be mutually agreed by the parties hereto (the "Closing Date"); provided, however, that Buyer may in its sole discretion waive the requirement that a Final Order be issued and elect (subject to clause (a) above) to close at any time (upon not less than five (5) business days' notice to Seller) after the release of initial FCC approval on public notice that it has consented to the transaction contemplated hereby (the "Initial Approval"). For purposes of the Agreement, "Final Order" (and "Final") means a grant, consent or authorization by the FCC which is no longer subject to reconsideration or review by the FCC or a court of competent jurisdiction, and pursuant to which the FCC consents to the assignments of the FCC licenses contemplated by this Agreement, each such grant, consent or authorization being without the imposition of any conditions adverse to Buyer or any Affiliate (as hereinafter defined) of Buyer with respect to the assignment of the FCC Licenses to Buyer or the continued operation of the Station or the Station Assets. In the event that the parties close before the Initial Approval has become a Final Order, the parties shall negotiate in good faith to enter into an Unwind Agreement. The Closing shall be held in the offices of Graydon, Head & Ritchey, 1900 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio, or at such place and in such manner as the parties hereto may agree.

         4.2 Time Brokerage Agreement. Buyer and Seller have entered into a Time Brokerage Agreement, in the form of Exhibit B hereto (the "Time Brokerage Agreement"), pursuant to which Seller has agreed to make available to Buyer the broadcasting transmission facilities of the Station and/or cause to be broadcast on the Station Buyer's programming from the Effective Date (as defined in the Time Brokerage Agreement) through the Closing Date.


                                    ARTICLE 5
                              GOVERNMENTAL CONSENTS

         5.1 FCC Consent. It is specifically understood and agreed by Buyer and Seller that the Closing, the assignment of the Station Licenses and the transfer of the Station Assets are expressly conditioned on and is subject to the prior consent and approval of the FCC without the imposition of any conditions materially adverse to Buyer or any Affiliate of Buyer (the "FCC Consent").

         5.2 FCC Application. If the same has not already been filed as of the time of the execution hereof, then within one (1) business day after the execution of this Agreement, Buyer and Seller shall file an application with the FCC for the FCC Consent (the "FCC Application"). Buyer and Seller shall prosecute the FCC Application with all reasonable diligence and otherwise use their commercially reasonable efforts to obtain the FCC Consent as expeditiously as practicable, including the obligations set forth in the fourth sentence of
Section 17.4 (but neither Buyer nor Seller shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect upon Buyer or Seller or upon any of their respective Affiliates). If the FCC Consent imposes any condition on Buyer or Seller or any of their respective Affiliates, such party shall use its commercially reasonable efforts to comply with such condition; provided, however, that neither Buyer nor Seller shall be required hereunder to comply with any condition that would have a material adverse effect upon it or any of its Affiliates. If reconsideration or judicial review is sought with respect to the FCC Consent, the party affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Article 16 hereof.

         5.3 HSR Application. Within ten (10) business days after the execution of this Agreement, Buyer and Seller shall make any and all required governmental filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the transactions contemplated hereby, and shall use their commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the applicable governmental agencies or committees for additional information or documentation. Buyer and Seller will notify each other of all correspondence, filings or communications between such party or its representatives, on the one hand, and the applicable governmental agencies or committees, on the other hand, with respect to this Agreement and the transaction contemplated hereby. Buyer and Seller will furnish each other with such necessary information and reasonable assistance as such other parties may request in connection with their preparation of all filings pursuant to the HSR Act.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby makes the following representations and warranties to Seller, each of which is true and correct on the date hereof, shall survive the Closing subject to the limitations provided for herein and shall be unaffected by any investigation heretofore or hereafter made by Seller:

         6.1 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and on the Closing Date will be duly qualified to conduct business in each jurisdiction in which such qualification is necessary for Buyer to own the Station Assets and operate the Station.

         6.2 Authorization and Binding Obligation. Buyer has all necessary corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and to own or lease the Station Assets and to carry on the business of the Station upon the consummation of the transactions contemplated by this Agreement. Buyer's execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part and, assuming the due authorization, execution and delivery of this Agreement by American and American License, this Agreement constitute the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         6.3 Qualification. Except as set forth on Schedule 6.3, to Buyer's knowledge Buyer is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Station under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC. Except as set forth on Schedule 6.3, Buyer knows of no fact that would, under existing law and the existing rules, regulations, policies and procedures of the FCC disqualify Buyer as an assignee of the Station Licenses or as the owner and operator of the Station. Except as set forth in Schedule 6.3, subject to the provisions of Section 5.1 hereof, no waiver of any FCC rule or policy is necessary to be obtained for the grant of the application for the assignment of the Station Licenses to Buyer.

         6.4 Absence of Conflicting Agreements or Required Consents. Except for applicable requirements of the HSR Act and subject to the receipt of the FCC Consent, the execution, delivery and performance by Buyer of this Agreement and the documents contemplated hereby: (a) do not conflict with the provisions of the articles of incorporation or code of regulations of Buyer; (b) do not require the consent of any third party (including, without limitation, the consent of any governmental, regulatory, administrative or similar authority);
(c) do not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Buyer is bound; and (d) do not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit to which Buyer is subject.

         6.5 Litigation. Except for FCC rulemaking proceedings generally affecting the radio broadcasting industry and not particular to Buyer, there is no claim, litigation, proceeding or investigation pending or, to the best of Buyer's knowledge, threatened against Buyer, which could reasonably be expected, in any material respect, to impair or hinder Buyer's ability to perform its obligations pursuant to this Agreement and the documents contemplated hereby.

         6.6 Compliance With Laws. Buyer is in compliance with all federal, state and local laws, rules, regulations and ordinances applicable to Buyer, except for any noncompliance by Buyer that would not have a material adverse effect on Buyer's ability to perform its obligations pursuant to this Agreement and the documents contemplated hereby.

         6.7 Commissions or Finder's Fees. Neither Buyer nor any person or entity acting on behalf of Buyer has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity.

         6.8 Availability of Funds. Buyer will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

                                    ARTICLE 7
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Each of American and American License makes to Buyer the representations and warranties as set forth below in this Article 7, each of which is true and correct on the date hereof and shall survive the Closing subject to the limitations provided for herein; provided however, that American, American License and Buyer have entered into the Time Brokerage Agreement and such parties understand that any (i) actions or omissions to act taken by Buyer (or any assignee or Affiliate of Buyer), including actions or omissions arising out of or related to the Time Brokerage Agreement; (ii) changes in market conditions in the radio broadcasting industry in San Jose, California following the Effective Date; (iii) factors affecting the radio broadcasting industry generally following the Effective Date; or (iv) general, national, regional or local economic or financial conditions following the Effective Date (collectively, "TBA Events"); which would cause any of American's or American License's representations and warranties to be untrue, shall not be deemed to result in a breach or inaccuracy of such representations or warranties:

         7.1 Organization and Standing. Each of American and American License is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to conduct business within the State of California and has the requisite corporate power and authority to own, lease and operate the Station Assets and to carry on the business of the Station as now being conducted and as proposed to be conducted between the date of this Agreement and the Closing Date.

         7.2 Authorization and Binding Obligation. Each of American and American License has the requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. American's and American License's execution, delivery and performance of this Agreement and the documents contemplated hereby has been duly authorized by all necessary corporate action on the part of Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes the valid and binding obligation of each of American and American License enforceable against each in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         7.3 Absence of Conflicting Agreements or Required Consents. Except for applicable requirements of the HSR Act and subject to the receipt of the FCC Consent, and except as set forth in Article 5 with respect to governmental consents and in Schedule 7.8 or Schedule 7.9(a) with respect to consents required in connection with the assignment of certain Contracts, the execution, delivery and performance by Seller of this Agreement and the documents contemplated hereby: (a) do not require the consent of any third party (including, without limitation, the consent of any governmental, regulatory, administrative or similar authority); (b) do not conflict in any material respect with the provisions of each of American's and American License's certificate of incorporation and bylaws (or other charter documents); (c) do not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Seller or any of the Station Assets are bound; (d) do not either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract, agreement, instrument, license or permit to which Seller or any of the Station Assets is subject; and (e) other than Permitted Liens, will not result in the creation of any Liens on any of the Station Assets. For purposes of this Agreement, "Permitted Liens" means (a) liens for taxes not yet due and payable; (b) statutory liens that were created in the ordinary course of business for amounts not delinquent; (c) restrictions or rights granted to governmental authorities under applicable law; (d) zoning, building or similar restrictions relating to or affecting property; (e) all matters of record disclosed on Schedule 7.8 as "continuing," including leasehold interests in real property owned by others and operating leases for personal property and leased interests in property leased to others; (f)(1) liens or encumbrances on the real property listed in Schedule 7.8 currently of record (excluding, however, any mortgage, deed to secure debt, deed of trust, security agreement, judgment, lien or statutory claim of any nature, Seller hereby agreeing to pay and satisfy of record any such title defect or exception) and
(2) other Liens on the real property listed in Schedule 7.8 that do not materially affect the current use and enjoyment thereof in the operation of the Station Assets as presently operated; and (g) the Assumed Liabilities.

         7.4      Government Authorizations.

                  7.4.1 Schedule 7.4 hereto contains a true and complete list of the Station Licenses and other licenses, permits or other authorizations from governmental and regulatory authorities which are required for the lawful conduct of the business and operations of the Station in the manner and to the extent they are presently conducted (including, without limitation, auxiliary licenses associated with the Station). Seller has delivered to Buyer true and complete copies of the Station Licenses and the other licenses, permits and authorizations listed in Schedule 7.4, including any and all amendments and other modifications thereto.

                  7.4.2 American License is the authorized legal holder of the Station Licenses and the other licenses, permits and authorizations listed in
Schedule 7.4, which are in full force and effect, and none of which is subject to any restrictions or conditions which would be reasonably expected to limit the operation of the Station as now operated.

                  7.4.3 Except as set forth in Schedule 7.4, and except for investigations or other proceedings affecting the radio broadcasting industry generally and not particular to Seller or the Station, there are no applications, complaints, petitions or proceedings pending or, to Seller's knowledge, threatened as of the date hereof before the FCC or any other governmental or regulatory authority relating to the business or operations of the Station that would reasonably be expected to (a) impair or hinder the ability of Seller to perform its obligations under this Agreement or (b) affect the business or operations of the Station. The operations of the Station are in accordance with the Station Licenses and the underlying construction permits and the other licenses, permits and authorizations listed in Schedule 7.4. Except as set forth on Schedule 7.4, to Seller's knowledge, no proceedings are pending or threatened, and there has not been any act or omission of Seller which may reasonably be expected to result in the revocation, adverse modification, non-renewal or suspension of the Station Licenses or the other licenses, permits and authorizations listed in Schedule 7.4, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the FCC or any other governmental or regulatory authority with respect to the Station Licenses or the other licenses, permits and authorizations listed in Schedule 7.4 or which would reasonably be expected to affect Buyer's ability to continue to operate the Station as it is currently operated.

                  7.4.4 Except as set forth on Schedule 7.4, the Station is licensed by the FCC to operate and is operating with the facilities designated in its Station Licenses.

         7.4.5 Except as set forth on Schedule 7.4, to Seller's knowledge the Station is not causing objectionable interference to the transmissions of any other broadcast station or communications facility nor has the Station received any complaints with respect thereto. Except as set forth on Schedule 7.4, to Seller's knowledge, no other broadcast station or communications facility is causing objectionable interference to transmissions of the Station or the public's reception of such transmissions.

                  7.4.6 All material reports, forms, and statements required to be filed by Seller with the FCC with respect to the Station since the acquisition of the Station by Seller have been filed and are substantially complete and accurate.

                  7.4.7 Except as set forth on Schedule 7.4, to the knowledge of Seller, there are no facts, conditions or events relating to Seller which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify American License as assignor of the Station Licenses or cause the Station Licenses and the other licenses, permits and authorizations listed in Schedule 7.4 not to be renewed in their ordinary course.

                  7.4.8 The operation of the Station and all of the Station Assets are in compliance in all respects with ANSI Radiation Standards C95.1 - 1992.

         7.5 Compliance with FCC Regulations. The operation of the Station and all of the Station Assets are in compliance with: (a) all applicable engineering standards required to be met under applicable FCC rules; and (b) all other applicable federal, state and local rules, regulations, requirements and policies, including, but not limited to, equal employment opportunity policies of the FCC, and all applicable painting and lighting requirements of the FCC and the Federal Aviation Administration to the extent required to be met under applicable FCC rules and regulations, and to the best of Seller's knowledge, there are no existing claims to the contrary.

         7.6 Taxes. Except where the failure to file, pay or accrue any taxes does not result in a Lien on the Station Assets or in the imposition of transferee or other liability on Buyer for the payment of taxes, Seller has filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law to be filed by it and has properly accrued or paid in full all taxes, estimated taxes, interest, assessments, and penalties due and payable by it. There are no present disputes as to taxes of any nature payable by Seller which in any event could adversely affect the Station Assets or the operation of the Station by Buyer, and Seller has not been advised that any of its returns, federal, state, local or foreign, have been or are being audited. Seller does not have any liability, fixed or contingent, for any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever (including without limitation withholding and payroll taxes) which could result in any Liens on the Station Assets after conveyance thereof to Buyer or in any other form of transferee liability to Buyer, except for Permitted Liens.

         7.7 Personal Property. Schedule 7.7 hereto contains a list of all material items of tangible personal property included in the Station Assets owned by Seller and used in the conduct of the business and operations of the Station. Schedule 7.7 also separately lists any material tangible personal property leased by Seller pursuant to leases included within the Contracts. Except as disclosed in Schedule 7.7, Seller has good title to all of the Station Assets (other than those subject to lease) and none of the Station Assets is subject to any Liens or title defects, except for Permitted Liens. The properties listed in Schedule 7.7, including those properties subject to lease and included among the Contracts, constitute all tangible personal property necessary to operate the Station as the same is now being operated. All items of tangible personal property included in the Station Assets are in good operating condition and repair, are free from all material defect and damage and are suitable for the purposes for which they are now being used (given the age of such property and the use to which such property is put, and ordinary wear and tear excepted).

         7.8      Real Property.

                  7.8.1 Schedule 7.8 hereto contains a complete and accurate list and description of all real property (including without limitation, real property relating to the towers, transmitters, studio sites and offices of the Station) not owned by Seller and used by Seller in connection with the operations of the Station pursuant to agreements, leases and other contracts (the "Real Estate Con-tracts"). Seller owns no real estate used or held for use in connection with the operation of the Station.

                  7.8.2 Except as set forth on Schedule 7.8, the Real Estate Contracts listed on Schedule 7.8 and Schedule 7.9(a) are in full force and effect and are valid, binding and enforceable in accordance with their terms subject, if Seller has no knowledge of the following, to: (a) the assumption that the contracting parties (other than Seller) had the authority to enter into the Real Estate Contracts, (b) relief resulting from bankruptcy or equitable principles, or (c) unenforceability of non-material provisions contained in the Real Estate Contracts. Seller enjoys quiet possession of all real property subject to the Real Estate Contracts. Seller is not in default under any Real Estate Contract nor, to Seller's knowledge, is any other party thereto, and except as set forth in Schedule 7.8, there are no present disputes or claims with respect to offsets or defenses by any party against the other under any of the Real Estate Contracts. Seller has delivered to Buyer true and complete copies of all Real Estate Contracts. Except as expressly set forth in Schedule
7.8 hereto, the assignment of the Real Estate Contracts to Buyer will not permit the other party to accelerate the rent, cause the terms thereof to be renegotiated or constitute a default thereunder, and will not require the consent of any such party to the assignment thereof to Buyer.

                  7.8.3 Seller has previously delivered to Buyer: (a) a complete and correct copy of each title insurance policy in Seller's possession, if any, insuring title to the real estate subject to the Real Estate Contracts; and (b) a true and correct copy of each survey in Seller's possession, if any, of the real estate subject to the Real Estate Contracts.

                  7.8.4 Seller has full legal and practical access to all of the real property described in Schedule 7.8 and, to Seller's knowledge, all easements, rights of way, and real property licenses relating thereto have been properly recorded in the appropriate public recording offices. The real estate subject to the Real Estate Contracts includes all the real property, easements, rights of way, and other real property interests necessary to conduct the business and operations of the Station as now conducted. To Seller's knowledge, none of the buildings, structures, improvements or fixtures constructed on any real estate subject to the Real Estate Contracts, including, but not limited to, all towers, guy wires and guy anchors and ground radials, encroach upon adjoining real property, and all such buildings, structures, improvements and fixtures are constructed and are operated and used in conformance with all "set back" lines, easements, covenants, restrictions and all applicable building, fire, zoning, health and safety laws and codes. To Seller's knowledge, no utility lines serving the real estate subject to the Real Estate Contracts pass over the lands of a third party except where appropriate easements have been obtained. All buildings, structures, towers, antennae, improvements and fixtures comprising part of the real properties leased by Seller and used by Seller in the operation of the Station are in good operating condition, have no latent structural mechanical or other defects of material significance, are reasonably suitable for the purposes for which they are being used and each has adequate rights of ingress and egress, utility service for water and sewer, telephone, electric and/or gas, and sanitary service for the conduct of the business and operations of the Station as presently conducted (ordinary wear and tear excepted). There is no pending or, to the knowledge of Seller, threatened condemnation or other legal proceeding or action of any kind relating to the real estate subject to the Real Estate Contracts and/or title thereto.

         7.9 Contracts. Schedule 7.9(a) lists all Contracts relating to the Station or the Station Assets to which Seller is a party, or which are binding on Seller, as of the date of this Agreement, except (a) Time Sales Agreements and (b) oral employment contracts terminable at will without penalty or other obligation. Those Contracts, if any, requiring the consent of a third party to assignment are identified with an asterisk in Schedule 7.9(a). Except as specifically described on Schedule 7.9(a), Seller has not entered into any arrangements with ASCAP, BMI, radio representatives, vendors of goods and services or any other entities pursuant to which Seller enjoys a significant discount or other significant benefit. Those Contracts, if any, that Seller and Buyer have agreed are material to the operation of the Station Assets and the valid assignment of which is a condition to the consummation of the transactions contemplated hereby (the "Material Contracts") are listed on Schedule 7.9(b).

         7.10 Status of Contracts, etc. Seller has delivered to Buyer true and complete copies of all written Contracts, and true and complete descriptions of all oral Contracts (except oral employment contracts which are terminable at will), and any and all amendments and other modifications thereto. All of the Contracts are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. Seller has complied with all written and oral Contracts, and is not in default beyond any applicable grace periods under any thereof and, to Seller's knowledge, no other contracting party is in default under any thereof.

         7.11 Environmental. Except as set forth in Schedule 7.11, Seller has complied with all federal, state and local environmental laws, rules and regulations as in effect on the date hereof applicable to the Station and its operations, including but not limited to the FCC's guidelines regarding RF radiation. Except as set forth in Schedule 7.11, the technical equipment included in the Station Assets does not contain a level of PCBs which would result in the violation of any Environmental Laws. No hazardous or toxic waste, substance, material or pollutant (as those or similar terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq., Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq. or any other applicable federal, state and local environmental law, statute, ordinance, order, judgment, rule or regulation relating to the environment or the protection of human health ("Environmental Laws")), including but not limited to, any asbestos or asbestos related products, oils or petroleum-derived compounds, CFCs, PCBs, or underground storage tanks, have been released, emitted or discharged by Seller or are currently located in, on, under, or about the real property on which the Station Assets are situated, including the transmitter sites, or contained in the tangible personal property included in the Station Assets which would result in the violation of any Environmental Laws. The Station Assets and Seller's use thereof are not in violation of any Environmental Laws or any occupational, safety and health or other applicable law now in effect.

         7.12 Intellectual Property. Schedule 7.12 hereto is a true and complete list of all Intellectual Property applied for, registered or issued to, and owned by Seller or under which Seller is a licensee and which is used in the conduct of the Seller's business and operations of the Station, and except as set forth on Schedule 7.12: (a) Seller's right, title and interest in the Intellectual

Property as owner or licensee, as applicable, is free and clear of all Liens, except for Permitted Liens and, to the extent any of the Intellectual Property is licensed to Seller, such interest is valid and uncontested by the licensor thereof or any third party; (b) all computer software located at any of Seller's premises or used in Seller's business or operations or the Station is properly licensed to Seller, and all of Seller's uses of such computer software are authorized under such licenses; (c) all of Seller's right, title and interest in and to the Intellectual Property and computer software shall be assignable to Buyer at Closing; and (d) are no infringements or unlawful use of such Intellectual Property. Other than with respect to matters generally affecting the radio broadcasting industry and not particular to Seller, except as set forth on Schedule 7.12, Seller has not received any notice or demand alleging that Seller is infringing upon any trademarks, trade names, service marks, service names, copyrights or similar Intellectual Property owned by any third party.

         7.13 Financial Statements. Set forth in Schedule 7.13 are complete copies unaudited (i) monthly profit and loss statements of the Station from August 1, 1996 through August 31, 1997 ("Seller Financial Statements"), and the financial statements in Seller's possession relating to all periods prior to August 1, 1996 (the "Prior Financial Statements," together with the Seller Financial Statements, the "Financial Statements"). The Seller Financial Statements are (and the Interim Financial Statements (as hereinafter defined in
Section 9.1.8) provided pursuant to the terms hereof will be) true, correct and complete and have been (and in the case of the Interim Financial Statements, will be) prepared in accordance with the books and records of Seller. The Seller Financial Statements present (and the Interim Financial Statements will present) fairly the cash flow of the Station for the periods indicated. The financial information within the Seller Financial Statements does not include (and the financial information to be within the Interim Financial Statements will not include) financial information unrelated to the operations of the Station. None of the Seller Financial Statements understates (and none of the Interim Financial Statements will understate) the true costs and expenses of conducting the business and operations of the Station, fails (or will fail) to disclose any material liability, or inflates (or will inflate) the revenues of the Station for any reason. August 31, 1997 is hereinafter referred to as the "Financial Statement Date."

         7.14     Personnel Information.

                  7.14.1 Schedule 7.14 contains a true and complete list of all persons employed at the Station, including date of hire, a description of material compensation arrangements (other than employee benefit plans set forth in Schedule 7.17) and a list of other terms of any and all agreements affecting such persons and their employment by Seller. Seller has received no notice that, and Seller is not aware of, any employee who shall or is likely to terminate his or her employment relationship with the Station upon the execution of this Agreement or after the Closing.

                  7.14.2 Seller is not a party to any contract or agreement with any labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any employees of Seller employed at the Station. Seller has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of Seller.

                  7.14.3 Except as disclosed in Schedule 7.14, Seller has complied with all laws relating to the employment of labor at the Station, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

         7.15 Litigation. Except as set forth in Schedule 7.15 and except for any FCC rulemaking proceedings generally affecting the radio broadcasting industry generally and not particular to Seller, the Station or the Station Assets, Seller is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree relating to the conduct of the business or the operation of the Station or any of the Station Assets. Except as set forth in
Schedule 7.15 and except for any FCC rulemaking proceedings generally affecting the radio broadcasting industry generally and not particular to Seller, there is no litigation, administrative action, arbitration, proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller, the Station or the Station Assets in any federal, state or local court, or before any administrative agency or arbitrator (including, without limitation, any proceeding which seeks the forfeiture of, or opposes the renewal of, any of the Station Licenses), or before any other tribunal duly authorized to resolve disputes which would reasonably be expected to adversely impair the ability of Seller to perform its obligations under this Agreement or the documents contemplated hereby, or adversely affect the business or operations of the Station.

         7.16 Compliance With Laws. Except as set forth in Schedule 7.16, Seller is in compliance with all federal, state and local laws, rules, regulations and ordinances applicable to Seller, the Station and the Station Assets, except for any noncompliance by Seller that would not have an adverse effect on Seller's ability to perform its obligations pursuant to this Agreement or the documents contemplated hereby. Except as set forth in Schedule 7.16, Seller has not received any notice asserting any non-compliance by it in connection with the operation of the Station or use or ownership of any of the Station Assets with, any applicable statute, rule or regulation, whether federal, state or local.
Seller is not in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other governmental authority or any other tribunal duly authorized to resolve disputes which relate to the transactions contemplated hereby.

         7.17 Employee Benefit Plans. Schedule 7.17 contains a true and complete list as of the date of this Agreement of all employee benefit plans applicable to the employees of Seller employed at the Station. Seller does not maintain any other employee benefit plan as the term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, applicable to the employees of Seller employed at the Station.

         7.18 Commissions or Finder's Fees. Neither Seller, nor any person or entity acting on behalf of Seller, has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity.

         7.19 Conduct of Business in Ordinary Course: Adverse Change. Except as set forth on Schedule 7.19, since the Financial Statement Date: (i) except as otherwise permitted under this

Agreement, Seller has conducted the business of the Station only in the ordinary course consistent with past practices; (ii) there has not been any material adverse change in the business, assets, properties or condition (financial or otherwise) of Seller or the Station unless caused due to the occurrence of any TBA Events; (iii) no damage, destruction or loss of the Station Assets has occurred that interferes in any material respect with the normal operation of the Station except as contemplated by Section 17.1(b); and (iv) Seller has not created, assumed, or suffered any Liens on any of the Station Assets, except for those in existence on the date of this Agreement and disclosed in Schedule 7.7 or Schedule 7.8 and Permitted Liens.

         7.20 Instruments of Conveyance; Good Title. The instruments to be executed by Seller and delivered to Buyer at the Closing, conveying the Station Assets to Buyer, will transfer good title to the Station Assets free and clear of all liabilities (absolute or contingent), Liens, except for liens attributable to taxes not yet due and payable as of the Closing Date (and which will be subject to the proration described in Section 3.3), Permitted Liens, and the Assumed Liabilities.

         7.21 Undisclosed Liabilities. No liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, relating to Seller, the Station or the Station Assets exists which could, after the Closing result in any form of transferee liability against Buyer or subject the Station Assets to any Liens or otherwise affect the full, free and unencumbered use of the Station Assets by Buyer, except for Permitted Liens.

         7.22 Full Disclosure. No representation or warranty made by Seller contained in this Agreement or any Exhibit or Schedule hereto or any other document referenced in the representations and warranties of Seller hereunder as having been provided to Buyer pursuant to such representations and warranties or delivered pursuant to the covenants of Seller hereunder contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement contained herein or therein, in light of the circumstances under which they were made, not misleading. Seller is not aware of any impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date.

         7.23 Insurance. Seller now has in force adequate fire and other risk insurance covering the full replacement value of the Station Assets and shall cause such insurance to be maintained in full force until the Closing Date. Seller also shall maintain in full force until the Closing Date, adequate general public liability insurance in amounts consistent with broadcasting industry standards for similar stations. None of the Station Assets have been materially and adversely affected in any way as a result of fire, explosion, earthquake, accident, fraud, rain, storm, drought, riot, Act of God or public enemy or any other casualty, whether or not covered by insurance.

                                    ********

         Whenever in this Article 7 a warranty or representation is qualified by a word or phrase referring to Seller's knowledge, it shall mean to the best of such party's actual knowledge after having made due inquiry of the directors, officers, employees, representatives and agents of Seller who would be expected to have knowledge of the matter, and with respect to the condition of any Station Assets, records or other object, if such person inspected it.


                                    ARTICLE 8
                               COVENANTS OF BUYER

         8.1 Closing. Subject to Article 11 hereof, on the Closing Date, Buyer shall purchase the Station Assets from Seller as provided in Article 1 hereof and shall assume the Assumed Liabilities of Seller as provided in Article 2 hereof.

         8.2 Notification. Buyer will provide Seller prompt written notice of any change in any of the information contained in the representations and warranties made in Article 6. Buyer shall also notify Seller of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against Buyer which challenges the transactions contemplated hereby.

         8.3 No Inconsistent Action. Buyer shall not take any action which (i) is materially inconsistent with its obligations under this Agreement, (ii) would cause any representation or warranty of Buyer contained herein to be or become false or invalid, or (iii) could unreasonably hinder or delay the consummation of the transactions contemplated by this Agreement.

         8.4 Accounts Receivable. Buyer acknowledges that all accounts receivable arising prior to the Closing Date in connection with the operation of the Station, including but not limited to accounts receivable for advertising revenues for programs and announcements performed prior to the Closing Date and other broadcast revenues for services performed prior to the Closing Date, shall remain the property of Seller (the "Seller Accounts Receivable") and that Buyer shall not acquire any beneficial right or interest therein or responsibility therefor. For a period of ninety (90) days from the Closing Date ("Collection Period"), Buyer agrees to use commercially reasonable efforts to assist Seller in collection of the Seller Accounts Receivable in the normal and ordinary course of Buyer's business and will apply all such amounts collected to the debtor's oldest account receivable first, except that any such accounts collected by Buyer from persons who are also indebted to Buyer may be applied to Buyer's account if so directed by the debtor if there is a bona fide dispute between Seller and such account debtor with respect to such account and in which case the Buyer shall notify the Seller of such dispute and after such notification Seller shall have the right to pursue collection of such account and to avail itself of all legal remedies available to it. Buyer's obligation and authority shall not extend to the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection. During the Collection Period, neither Seller, nor its agents, shall make any direct solicitation of any account debtor for collection purposes or institute litigation for the collection of amounts due. After the Collection Period, Buyer agrees to reasonably cooperate with Seller, at Seller's expense, as to any litigation or other collection efforts instituted by Seller to collect any delinquent Seller Accounts Receivable. Any amounts relating to the Seller Accounts Receivable that are paid directly to the Seller shall be retained by the Seller (less any commissions and/or other expenses due thereon, which Seller agrees to timely pay), but Seller shall provide Buyer with prompt notice of any such payment. Every thirty (30) days during the Collection Period, Buyer shall make a payment to Seller equal to the amount of all collections of Seller Accounts Receivable during such thirty (30) day period less any commissions and/or other expenses due thereon (which Buyer is hereby directed to pay on Seller's behalf). Within fifteen (15) days after the end of the 90-day collection period, any remaining Seller Accounts Receivable shall be returned to Seller for collection.


                                    ARTICLE 9
                               COVENANTS OF SELLER

         9.1 Seller's Pre-Closing Covenants. Subject to Buyer's time brokering of the Station pursuant to the Time Brokerage Agreement, Seller covenants and agrees with respect to the Station that, between the date hereof and the Closing Date, except as expressly permitted by this Agreement or with the prior written consent of Buyer, Seller shall act in accordance with the following; provided however, that American, American License and Buyer acknowledge that concurrent with the execution of this Agreement Buyer, American and American License have entered into the Time Brokerage Agreement and such parties understand that any TBA Events which would cause any of American's or American License's covenants and agreements to be breached by American or American License, shall not be deemed to result in a breach or nonperformance of such covenants and agreements by American or American License:

                  9.1.1 Seller shall conduct the business and operations of the Station in the ordinary and prudent course of business consistent with past practice and with the intent of preserving the ongoing operations and assets of the Station, including but not limited to maintaining the independent identity of the Station, retaining the current format and programming (including the content thereof) of the Station and using its commercially reasonable efforts to retain the services of all active employees, consultants and agents.

                  9.1.2 Seller shall use commercially reasonable efforts to preserve the operation of the Station intact and use commercially reasonable efforts to preserve the business of the Station's advertisers, customers, suppliers and others having business relations with the Station and continue to conduct financial operations of the Station, including their credit and collection and pricing policies and practices, in the ordinary course of business consistent with past practices.

                  9.1.3 Seller shall operate the Station in all respects in accordance with FCC rules and regulations and the Station Licenses and with all other laws, regulations, rules and orders, and shall not cause or permit by any act, or failure to act, any of the Station Licenses listed in Schedule 7.4 to expire, be surrendered, adversely modified, or otherwise terminated, or the FCC to institute any proceedings for the suspension, revocation or adverse modification of any of the Station Licenses, or fail to prosecute with due diligence any pending applications to the FCC.

                  9.1.4 Should any fact relating to Seller which would cause the FCC to deny its consent to the transactions contemplated by this Agreement come to Seller's attention, Seller will promptly notify Buyer thereof and will use its commercially reasonable efforts to take such steps as may be necessary to remove any such impediment to the FCC's consent to the transactions contemplated by this Agreement.

                  9.1.5 Except as set forth on Schedule 9.1.5 and in Section 10.7, Seller shall not: (a) sell, lease or dispose of or commit to sell, lease or dispose of any of the Station Assets, except as permitted pursuant to Section
1.1.2 hereof and except in connection with any American Sale); (b) sell broadcast time on a prepaid basis (other than in the course of existing credit practices); (c) except as required by applicable law, grant or agree to grant any general increases in the rates of salaries or compensation payable to employees of the Station; (d) grant or agree to grant any specific bonus or increase in compensation to any executive or management employee of the Station;
(e) provide for any new pension, retirement or other employment benefits for employees of the Station or any increases in any existing benefits; (f) modify, change or terminate any Contract; (g) change the advertising rates in effect as of the date hereof except in accordance with ordinary course of business pricing policies; (h) create, assume or permit to exist any Liens or rights affecting any of the Station Assets, except for those in existence on the date of this Agreement and disclosed in Schedule 7.7 or Schedule 7.8 which shall be released at Closing, and Permitted Liens; (i) change the call letters of the Station; or
(j) take any action which would cause any representation or warranty contained herein to be or become false or invalid or which could hinder or delay the consummation of the transactions contemplated by this Agreement.

                  9.1.6 Except for changes resulting from the Time Brokerage Agreement, Seller shall provide Buyer prompt written notice of any change in any of the information contained in the representations and warranties made in
Article 7 or any Schedule.

                  9.1.7 In order that Buyer may have full opportunity to make such investigation as it desires of the affairs of the Station, including the right to audit the Financial Statements and Interim Financial Statements of Seller, Seller shall give or cause the Station to give Buyer and Buyer's counsel, accountants, engineers and other representatives, at Buyer's reasonable request and upon reasonable notice, full and reasonable access during normal business hours to all of Seller's personnel, properties, books, Contracts, reports and records (including, without limitation, financial information and tax returns relating to the Station, and environmental audits in existence with respect to the Station Assets), real estate, buildings and equipment relating to the Station and to the Station's employees, and to furnish Buyer with information and copies of all documents and agreements relating to the Station and the operation thereof (including but not limited to financial and operating data and other information concerning the financial condition, results of operations and business of the Station) that Buyer may reasonably request. The rights of Buyer under this Section 9.1.7 shall not be exercised in such a manner as to interfere unreasonably with the business of the Station. Any investigation by Buyer in accordance with the foregoing shall not diminish or negate, in any way, any of the representations or warranties of Seller set forth in this Agreement or in connection herewith.

                  9.1.8 Until the Effective Date, within thirty (30) days of the end of each calendar month, Seller shall deliver to Buyer profit and loss statements of Seller for the month then ended (collectively, the "Interim Financial Statements"). Seller shall also furnish to Buyer any and all information customarily prepared by Seller concerning the financial condition and results of operations of the Station.

                  9.1.9  Seller  shall   cooperate  and  shall  permit   Buyer's
independent accountants to prepare, at Buyer's expense, audited financial statements for the Station for the most recently completed fiscal year-end.

                  9.1.10 Seller shall use its commercially reasonable efforts to obtain (i) any third party consents necessary for the assignment of any Contract (which shall not require any payment to any such third party except for such amounts contemplated by the Contract to be assigned, any amount then owing by Seller to such third party or the reasonable expenses incurred by such third party in connection with such assignment), (ii) Estoppel Certificates, in the form of Exhibit G, from any and all lessors who are party to the Real Estate Contracts, and the tower lease by and between the County of Santa Clara, as lessor, and Seller, as lessee (the "Tower Lease"), and (iii) Subordination and Non-Disturbance Agreement, if any, in the form of Exhibit H, obtained from all secured parties and/or mortgage holders with: (a) an interest in the real estate subject to the Real Estate Contracts, or (b) an interest in the Real Estate Contracts ("SNDA");.

                  9.1.11 Seller shall use its commercially reasonable efforts to transfer to Buyer any discounts or other benefits which it enjoys under any arrangement as described in Section 7.9 of this Agreement.

                  9.2 Notification. Seller agrees to notify Buyer, and Buyer agrees to notify Seller, of any litigation, arbitration or administrative proceeding pending or, to the best of its knowledge, threatened, which challenges the transactions contemplated hereby. Seller shall promptly notify Buyer if any of the normal broadcast transmissions of the Station are interrupted, interfered with or in any way impaired, and shall provide Buyer with prompt written notice of the problem and the measures being taken to correct such problem. Notwithstanding anything else contained in this Agreement, if the Station is not restored so that operation is resumed to full licensed power and antenna height within five (5) days of such event, or if more than five (5) such events occur within any thirty (30) day period, or the Station shall be off the air for more than seventy-two (72) consecutive hours, then Buyer shall have the right to terminate this Agreement, unless such interruption or impairment of the Station's normal broadcast transmissions is a result of a TBA Event.

         9.3 No Inconsistent Action. Seller shall not take any action which is materially inconsistent with its obligations under this Agreement, or take any action which would cause any representation or warranty of Seller contained herein to be or become false or invalid or which could hinder or delay the consummation of the transactions contemplated by this Agreement.

         9.4 Closing. Subject to Article 12 hereof, on the Closing Date, Seller shall transfer, convey, assign and deliver to Buyer the Station Assets and the Assumed Liabilities as provided in Articles 1 and 2 of this Agreement.

         9.5 Other Items. Except as otherwise specifically contemplated by this Agreement, until the Closing Date, Seller shall not: (a) waive or release any right relating to the business or operations of the Station, except for adjustments or settlements made in the ordinary course of business consistent with past practices; (b) transfer or grant any material rights under any of the Station Licenses; (c) enter into any commitment for capital expenditures for which Buyer would become liable after the Closing Date; (d) subject to the rights and obligations of the parties set forth in, and actions taken by the parties pursuant to the Time Brokerage Agreement, introduce any material changes in the broadcast hours or in the format of the Station or any other material change in the Station's programming policies; and (e) enter into any transaction or make or enter into any contract or commitment with respect to the Station or the Station Assets which by reason of its size or otherwise is not in the ordinary course of business consistent with past practices.

         9.6 Exclusivity. Except for the execution and/or consummation of that certain Agreement and Plan of Merger (the "American Sale Agreement") by and among American, Westinghouse Electric Corporation and R Acquisition Corp., dated as of September 19, 1997 (the "American Sale"), Seller agrees that, commencing on the date hereof through the Closing or earlier termination of this Agreement, Buyer shall have the exclusive right to consummate the transactions contemplated herein, and during such exclusive period, Seller agrees that neither Seller, nor any officer, employee or other representative or agent of Seller: (a) will initiate, solicit or encourage, directly or indirectly, any inquiries, or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or any portion of the Station Assets (any such inquiry, proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such transaction being hereinafter referred to as an "Acquisition"); (b) will engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; or (c) will continue any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or Acquisition and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken by them in this Section 9.6.


                                   ARTICLE 10
                                 JOINT COVENANTS

         Buyer and Seller hereby covenant and agree that between the date hereof and the Closing Date, each shall act in accordance with the following:

         10.1     Confidentiality.

                  10.1.1 Subject to the requirements of applicable law, Buyer and Seller shall each keep confidential all information obtained by it with respect to the other parties hereto in connection with this Agreement and the negotiations preceding this Agreement ("Confidential Information"); provided that, the parties hereto may furnish such Confidential Information to its employees, agents and representatives who need to know such Confidential Information (including its financial and legal advisers, its banks and other lenders) (collectively, "Representatives"). Each party hereto shall, and shall cause each of such party's Representatives to, use the Confidential Information solely in connection with the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated for any reason, each party shall return to such other party hereto, without retaining a copy thereof, any schedules, documents or other written information obtained from such other party in connection with this Agreement and the transactions contemplated hereby.

                  10.1.2 Notwithstanding anything contained in Section 10.1.1, no party shall be required to keep confidential or return any Confidential Information which: (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party; (b) is or becomes publicly known through no fault of the receiving party or its agents;
(c) is required to be disclosed pursuant to an order or request of a judicial or governmental authority (provided the disclosing party is given reasonable prior notice of the order or request and the purpose of the disclosure); or (d) is developed by the receiving party independently of the disclosure by the disclosing party.

                  10.1.3 Notwithstanding anything to the contrary in this Agreement, Buyer and its Affiliates shall, and Seller and its Affiliates shall, in accordance with their respective legal obligations, including but not limited to filings permitted or required by the Securities Act of 1933 and the Securities and Exchange Act of 1934, the NASDAQ National Market and other similar regulatory bodies, make (i) such press releases and other public statements and announcements ("Releases") as such parties deem necessary and appropriate in connection with this Agreement and the transactions contemplated hereby, and (ii) any and all statements such parties deem to be necessary and appropriate in any and all filings, prospectuses and other similar documents. Each party shall use commercially reasonable efforts to provide the other party with a copy of any Releases before any publication of same. The other party may make comments to the party seeking to make the Release, provided however, that the party seeking to make the release is not required to incorporate any such comments into the Release.

                  10.1.4 Notwithstanding anything contained in this Agreement to the contrary, any disclosures of Confidential Information in connection with any American Sale shall not constitute a violation by Seller and its Affiliates of the provisions of this Agreement.

         10.2 Cooperation. Subject to express limitations contained elsewhere herein, Buyer and Seller agree to cooperate fully with one another in taking any reasonable actions (including without limitation, reasonable actions to obtain the required consent of any governmental instrumentality or any third party) necessary or helpful to accomplish the transactions contemplated by this Agreement, including but not limited to the satisfaction of any condition to closing set forth herein.

         10.3 Control of Station. Subject to the Time Brokerage Agreement, Buyer shall not, directly or indirectly, control, supervise or direct the operations of the Station prior to the Closing.

Such operations, including complete control and supervision of all Station programs, employees and policies, shall be the sole responsibility of Seller.

         10.4 Consents to Assignment. To the extent that any Contract identified in the Schedules is not capable of being sold, assigned, transferred, delivered or subleased without the waiver or consent of any third person (including a government or governmental unit), or if such sale, assignment, transfer, delivery or sublease or attempted sale, assignment, transfer, delivery or sublease would constitute a breach thereof or a violation of any law or regulation, this Agreement and any assignment executed pursuant hereto shall not constitute a sale, assignment, transfer, delivery or sublease or an attempted sale, assignment, transfer, delivery or sublease thereof. Subject to the provisions of Section 11.6, in those cases where consents, assignments, releases and/or waivers have not been obtained at or prior to the Closing to the transfer and assignment to Buyer of the Contracts, this Agreement and any assignment executed pursuant hereto, to the extent permitted by law, shall constitute an equitable assignment by Seller to Buyer of all of Seller's rights, benefits, title and interest in and to the Contracts, and where necessary or appropriate, Buyer shall be deemed to be Seller's agent for the purpose of completing, fulfilling and discharging all of Seller's rights and liabilities arising after the Closing Date under such Contracts. Seller shall use its commercially reasonable efforts to provide Buyer with the financial and business benefits of such Contracts (including, without limitation, permitting Buyer to enforce any rights of Seller arising under such Contracts), and Buyer shall, to the extent Buyer is provided with the benefits of such Contracts, assume, perform and in due course pay and discharge all debts, obligations and liabilities of Seller under such Contracts to the extent that Buyer was to assume those obligations pursuant to the terms hereof.

         10.5 Filings.  In addition to the covenants of the parties set forth in
Article 5 hereto, as promptly as practicable after the execution of this Agreement, Buyer and Seller each shall use its commercially reasonable efforts to obtain, and to cooperate with each other in obtaining, all authorizations, consents, orders and approvals of any governmental authority that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any governmental authority prohibiting the consummation of the transactions contemplated hereby, including without limitation, any reports or notifications that may be required to be filed with the FCC or to be filed under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and each shall furnish to one another all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other.

         10.6 Bulk Sales Laws. Buyer hereby waives compliance by Seller with the provisions of the "bulk sales" or similar laws of any state. Seller agrees to indemnify Buyer and hold it harmless from any and all loss, cost, damage and expense (including but not limited to, reasonable attorney's fees) sustained by Buyer as a result of any failure of Seller to comply with any "bulk sales" or similar laws.

         10.7  Employee  Matters.  The parties  acknowledge  and agree that this
Section 10.7 shall be subject to the rights and obligations of the parties set forth in, and any prior actions taken by the parties pursuant to, the Time Brokerage Agreement. On the earlier to occur of the Effective Date and the Closing Date, other than employees listed on Schedule 10.7, Buyer shall offer employment to all of the Station's employees listed on
Schedule 7.14, for job responsibilities and compensation generally comparable to the employees' current positions as set forth on Schedule 7.14 (the "Hired Employees"). In the event the Effective Date occurs prior to the Closing Date, Seller shall continue to employ those persons necessary for Seller to comply with the terms of the Time Brokerage Agreement ("Licensee Employees"), and Seller shall terminate all other Hired Employees as of the Effective Date. Seller shall provide Buyer access to its personnel records and personnel files, and shall provide such other information regarding Seller's employees as Buyer may reasonably request prior to the Effective Date of the Time Brokerage Agreement or the Closing Date, as applicable. Seller shall be responsible for the payment of all compensation and accrued employee benefits (except that the liability with respect to vacation days accrued in calendar year 1997 only which remain unused as of the last day of employment with Seller ("Accrued 1997 Vacation"), shall be the responsibility of Buyer and Buyer shall receive a credit to the Purchase Price for such Accrued 1997 Vacation when determining prorations pursuant to Section 3.3.1 hereof) payable to all Hired Employees through the earlier to occur of the Effective Date and the Closing Date. Seller also shall be responsible for providing any notice required by the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.2101 et seq., or any state statute requiring notice to any terminated or laid off employees, whether such notice is required to be given before or after the Closing Date. All Hired Employees shall be considered terminated employees of Seller and shall not be entitled to receive from Buyer credit for any accrued vacation days, sick days, personal days, paid time off or other such days; provided however, that (i) all Hired Employees shall receive prior years' service credit for purposes of entitlement to vacation, sick days and other similar days under Buyer's employee benefit plans, and (ii) all Hired Employees who have 1997 Accrued Vacation shall be entitled to receive, in Buyer's sole discretion in order to preserve the orderly operations of the Station following the Closing: (a) payment for all 1997 Accrued Vacation, (b) days off in calendar year 1997 for such 1997 Accrued Vacation, or (c) a combination of (a) and (b). With respect to group health coverage, any Hired Employee and his or her dependents who are presently participating in Seller's group health plan shall be entitled to immediately participate in Buyer's health plan as of the earlier of the Effective Date and the Closing Date without regard to preexisting conditions. However, Hired Employees who are not currently participating in Seller's health plan who wish to join Buyer's health plan, are subject to the terms and conditions under Buyer's plan with regard to participation, including limits, if any, on coverage for preexisting conditions. Seller acknowledges and agrees that it, and not Buyer is, and after the earlier to occur of the Effective Date and the Closing Date shall remain, solely responsible for any and all wages, compensation, commission, bonuses, severance pay, insurance, supplemental pension, deferred compensation, retirement and any other benefits, premiums and claims (other than 1997 Accrued Vacation to the extent Buyer receives a credit to the Purchase Price for such accrued vacation), due, to become due, committed, accrued or otherwise promised to any person who, as of the Effective Date (or the Closing Date, as applicable), is a retiree, former employee or current employee of Seller, relating to the period up to and including the Effective Date (or the Closing Date, as applicable). Buyer, as purchaser of the Station Assets, shall assume no employee benefit plans, programs, policies, or practices, whether or not set forth in writing, maintained by Seller at any time. Seller shall be permitted to (i) enter into "stay bonus" arrangements and agreements with employees, provided that,

Buyer assumes no liability for such arrangements, and (ii) grant any compensation increases to Station employees not exceeding 5% of each employee's current base compensation. Except as set forth on Schedule 10.7 and if the Effective Date occurs prior to the Closing Date, as of the Closing Buyer shall offer employment to the Licensee Employees, and such Licensee Employees shall, as of and following the Closing, be treated in all respects as Hired Employees pursuant to this Section 10.7. If the Closing Date occurs prior to the Effective Date, all employees other than those set forth on Schedule 10.7 shall be treated as Hired Employees for purposes of this Section 10.7.

         10.8 Tangible Personal Property. Notwithstanding anything contained in this Agreement to the contrary, the parties acknowledge that Schedule 7.7,
Schedule 1.2.8, Schedule 7.9(a) and Schedule 10.7 have not been finalized as of the date of the execution of this Agreement. Within twenty (20) days immediately following the date of this Agreement, the engineers of Seller and Buyer (or their designated representatives), respectively, shall, acting reasonably and in good faith, use commercially reasonable efforts to mutually determine and designate the tangible personal property to be included in the Station Assets and listed on Schedule 7.7, and the tangible personal property which shall be excluded from the Station Assets and listed on Schedule 1.2.8; provided that, in making such determinations and designations, Buyer shall be entitled to (i) all tangible personal property currently used exclusively with respect to the Station and (ii) pursuant to arrangements reasonably satisfactory to the parties, all other tangible personal property necessary in order to operate the Station as the Station is currently being operated or tangible personal property which is comparable in nature and quality.


                                   ARTICLE 11
                         CONDITIONS OF CLOSING BY BUYER

         The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date or such earlier date as specifically provided below, of each of the following conditions:

         11.1     Representations, Warranties and Covenants.

                  11.1.1 All representations and warranties of Seller made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes (i) expressly permitted or contemplated by the terms of this Agreement, or (ii) occurring after the date of this Agreement which do not have a material adverse effect on the Station or the Station Assets.

                  11.1.2 All of the terms, covenants and conditions to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  11.1.3 Buyer shall have received a certificate, dated as of the Closing Date, from each of American and American License, executed by the President and Chief Financial Officer of

Seller, to the effect that: (a) except for changes expressly permitted or contemplated by the terms of this Agreement or occurring as a result of Buyer's actions under the Time Brokerage Agreement, the representations and warranties of Seller contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that date; and
(b) Seller has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by it on or prior to the Closing Date.

         11.2 Governmental Consents. The FCC Consent shall have been obtained and, subject to the provisions of Section 4.1 hereof, shall have become a Final Order.

         11.3 Station Licenses Renewal. The renewal shall have been granted by the FCC of the Station Licenses for a full term to end no earlier than December 1, 2005, without condition materially adverse to Buyer or any of their respective Affiliates.

         11.4 Governmental Authorizations. American License shall be the holder of the Station Licenses and all other licenses, permits and other authorizations listed in Schedule 7.4, and there shall not have been any adverse modification of any of such licenses, permits and other authorizations which has an adverse effect on the Station or the operations thereof. No proceeding shall be pending which reasonably could be expected to result in the revocation, cancellation, failure to renew, suspension or adverse modification of the Station Licenses or any other licenses, permits or other authorizations listed in Schedule 7.4.

         11.5 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending or threatened against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto which could reasonably be expected to result in: (a) rendering it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms; (b) questioning the validity or legality of any transaction contemplated hereby; (c) seeking to enjoin any transaction contemplated hereby; (d) seeking material damages on account of the consummation of any transaction contemplated hereby; or (e) a petition of bankruptcy by or against Seller, an assignment by Seller for the benefit of its creditors, or other similar proceeding.

         11.6 Third-Party Consents. All Material Contracts shall be in full force and effect on the Closing Date. Seller shall have obtained and shall have delivered to Buyer all third-party consents to the assignment of the Material Contracts.

         11.7 Closing Documents. Seller shall have delivered or caused to be delivered to Buyer, on the Closing Date, all deeds, bills of sale, endorsements, assignments and other instruments of conveyance and transfer reasonably satisfactory in form and substance to Buyer, effecting the sale, transfer, assignment and conveyance of the Station Assets to Buyer, including, without limitation, each of the documents required to be delivered by them pursuant to
Article 14.

         11.8 Title Insurance and Surveys. Within fifteen (15) days of the date of this Agreement, Seller shall provide Buyer with access to all buildings, structures, improvements and fixtures comprising part of the real estate subject to the Real Estate Contracts, and within thirty (30) days following the date Buyer is given such access Buyer shall have received (at Buyer's expense): (a) commitments for ALTA title insurance policies with respect to the real property subject to the Real Estate Contracts which are in all material respects acceptable to Buyer in Buyer's judgment reasonably exercised, subject to Permitted Liens (the "Titles"); and
(b) staked-on-ground boundary surveys of the real estate subject to the Real Estate Contracts, certified current as of the date of delivery thereof, prepared by a duly licensed and registered land surveyor, and which are in all material respects acceptable to Buyer in Buyer's judgment reasonably exercised, subject to Permitted Liens (the "Surveys"). The Titles and the Surveys will be ordered by the Buyer, and shall in all material respects be acceptable to Buyer in Buyer's judgment reasonably exercised. Buyer shall pay all costs and expenses of obtaining the Titles and the Surveys, including without limitation, all title insurance premiums associated therewith. The Surveys shall be made and prepared in accordance with the Minimum Standard Detail requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1986. Notwithstanding the above, if Buyer does not notify Seller within thirty-five
(35) days following the date Buyer is given access to the real estate subject to the Real Estate Contracts that the Titles and/or Surveys are not in all material respects acceptable to Buyer in Buyer's judgment reasonably exercised, then this condition shall be deemed waived by Buyer.

         11.9 Real Estate. Within fifteen (15) days of the date of this Agreement, Seller shall provide Buyer with access to all buildings, structures, improvements and fixtures comprising part of the real estate subject to the Real Estate Contracts, and Buyer shall have determined, in its judgment reasonably exercised, that services for utilities, including without limitation, for water and sewer service, telephone service, electric and/or gas service, and sanitary services are sufficient in all material respects to service the current use of the real property subject to the Real Estate Contracts. Notwithstanding the above, if Buyer does not notify Seller within ten (10) days following the date Buyer is given access to the real estate subject to the Real Estate Contracts that this condition has not been satisfied, then this condition shall be deemed waived by Buyer.

         11.10 Building and Mechanical Inspection. Within fifteen (15) days of the date of this Agreement, Seller shall provide Buyer with access to all buildings, structures, improvements and fixtures comprising part of the real estate subject to the Real Estate Contracts, and subsequently Buyer shall have ordered and received an inspection report from a reputable engineer, at Buyer's sole expense and in Buyer's sole discretion, indicating that all buildings, structures, improvements and fixtures comprising part of the real estate subject to the Real Estate Contracts are (i) in all material respects in good operating condition, (ii) have no latent structural, mechanical or other defects of material significance, (iii) are reasonably suitable for the purposes for which they are being used, and (iv) have reasonably adequate rights of ingress and egress. Notwithstanding the above, if Buyer does not notify Seller within ten
(10) days following the date Buyer is given access to the real estate subject to the Real Estate Contracts that the inspection report does not meet the standards set forth in (i) through (iv) above, then this condition shall be deemed waived by Buyer.

         11.11 Pre-Merger Notification. If applicable, any waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have elapsed or been terminated.

         11.12 No Adverse Change. No material adverse change in condition or status of the Station or Station Assets shall have occurred, or be threatened or be reasonably likely to occur, unless caused due to the occurrence of any TBA Events.

         11.13 KSJO Tower Sublease and KUFX Studio Sublease. Buyer and a subsidiary of Seller shall have executed and delivered a sublease for tower space for the Station in the form of Exhibit I ("KSJO Tower Sublease"), and Buyer and Seller shall have executed and delivered a sublease for studio space for KUFX(FM) in the form of Exhibit J ("KUFX Studio Sublease").

         11.14 Time Brokerage Agreement. From the date hereof through the Closing Date, the Time Brokerage Agreement shall not have been terminated by Buyer as permitted by the Time Brokerage Agreement as a result of Seller's material noncompliance with its obligations under the Time Brokerage Agreement.

         11.15 Tangible Personal Property. Buyer and Seller shall have agreed on the determination and designation of tangible personal property to be included in, and excluded from, the Station Assets in accordance with Section 10.8.

                                   ARTICLE 12
                         CONDITIONS OF CLOSING BY SELLER

         The obligations of Seller hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         12.1     Representations, Warranties and Covenants.

                  12.1.1 All representations and warranties of Buyer made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement.

                  12.1.2 All the terms, covenants and conditions to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  12.1.3 Seller shall have received a certificate, dated as of the Closing Date, executed by an officer of Buyer, to the effect that: (a) the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that date; and (b) that Buyer has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by it on or prior to the Closing Date.

         12.2 Governmental Consents. The FCC Consent shall have been obtained and, subject to the provisions of Section 4.1 hereof, shall have become a Final Order.


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



         12.3 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no other decree or judgment of any court, agency or other governmental authority shall have been rendered (and remain in effect) against, any party hereto which: (a) would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms; (b) questions the validity or legality of any transaction contemplated hereby; (c) seeks to enjoin any transaction contemplated hereby; (d) seeks material damages on account of the consummation of any transaction contemplated hereby; or (e) is a petition of bankruptcy by or against Buyer, an assignment by Buyer for the benefit of its creditors, or other similar proceeding.

         12.4 Pre-Merger Notification. If applicable, any waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have elapsed or been terminated.

         12.5 Closing Documents. Buyer shall have delivered or caused to be delivered to Seller, on the Closing Date, each of the documents and Purchase Price required to be delivered by it pursuant to Article 14.


                                   ARTICLE 13
                        TRANSFER TAXES; FEES AND EXPENSES

         13.1 Expenses. Except as set forth in Section 13.2 and 13.3 hereof or otherwise expressly set forth in this Agreement, each party hereto shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement including, but not limited to the costs and expenses incurred pursuant to Article 5 hereof and the fees and disbursements of counsel and other advisors.

         13.2 Transfer Taxes and Similar Charges. All costs of transferring the Station Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, shall be paid according to local customs.

         13.3 Governmental Filing or Grant Fees. Any filing or grant fees imposed by any govern mental authority the consent of which or the filing with which is required for the consummation of the transactions contemplated hereby shall be paid equally by Buyer and Seller.


                                   ARTICLE 14
                      DOCUMENTS TO BE DELIVERED AT CLOSING

         14.1 Seller's Documents. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:



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



                  14.1.1 Certified resolutions of American and American License approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby;

                  14.1.2 A certificate of American and American License, dated the Closing Date, in the form described in Section 11.1.3;

                  14.1.3 Governmental certificates showing that American and American License are each duly organized and in good standing in the State of Delaware, and authorized to do business in the State of California, each certified as of a date not more than ten (10) business days before the Closing Date;

                  14.1.4 Such certificates, bills of sale, assignments, general warranty deeds, documents of title and other instruments of conveyance, assignment and transfer (including without limitation any necessary consents to conveyance, assignment or transfer), and Lien releases, all in form reasonably satisfactory to Buyer and Buyer's counsel, as shall be effective to vest in Buyer good title in and to the Station Assets, free, clear and unencumbered, except for Permitted Liens.

                  14.1.5 An Assignment and Assumption Agreement in the form of Exhibit C effectuating the assignment and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement").

                  14.1.6 At the time and place of Closing, originals and all copies of all program, operations, transmission or maintenance logs and all other records required to be maintained by the FCC with respect to the Station, including the public files of the Station, shall be left at the Station and thereby delivered to Buyer;

                  14.1.7 A written opinion of Seller's General Counsel in the form of Exhibit D, dated as of the Closing Date;

                  14.1.8 A written opinion of Seller's FCC counsel in the form of Exhibit E, dated as of the Closing Date;

                  14.1.9 Estoppel certificates, if any, substantially in the form of Exhibit G obtained from the lessors under the Real Estate Contracts and under the Tower Lease;

                  14.1.10  SNDA's, if any, in the form of Exhibit H;

                  14.1.11 The KSJO Tower Sublease, in the form attached hereto as Exhibit I

                  14.1.12 The KUFX Studio Sublease, in the form attached hereto as Exhibit J; and

                  14.1.13 Such additional information, materials, agreements, documents and instruments as Buyer and its counsel may reasonably request in order to consummate the Closing.


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



         14.2 Buyer's Documents. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                  14.2.1 Certified resolutions of the Board of Directors of Buyer approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby;

                  14.2.2 A certificate of Buyer, dated the Closing Date, in the form described in Section 12.1.3.

                  14.2.3   The Assignment and Assumption Agreement;

                  14.2.4 A written opinion of Buyer's counsel in the form of Exhibit F, dated as of the Closing Date;

                  14.2.5 The KSJO Tower Sublease;

                  14.2.6 The KUFX Studio Sublease;

                  14.2.7 The  Purchase  Price in  accordance  with  Section  3.1 hereof;

                  14.2.8 Such additional information, materials, agreement, documents and instruments as Seller and its counsel may reasonably request in order to consummate the Closing.


                                   ARTICLE 15
                         SURVIVAL; INDEMNIFICATION; ETC.

         15.1 Survival of Representations, Etc. It is the express intention and agreement of the parties to this Agreement that all covenants and agreements (together, "Agreements") and all representations and warranties (together, "Warranties") made by Buyer and Seller in this Agreement shall survive the Closing (regardless of any knowledge, investigation, audit or inspection at any time made by or on behalf of Buyer or Seller) as follows:

                  15.1.1 The Agreements shall survive the Closing for a period from the Closing Date equal to the statute of limitations for written contracts in California.

                  15.1.2 The Warranties in Sections 6.2, 6.6, 7.2, the third sentence of 7.7, and 7.11 shall survive the Closing without limitation.

                  15.1.3 The Warranties in Section 7.6 or otherwise relating to the federal, state, local or foreign tax obligations of Seller shall survive the Closing for the period of the applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto.



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



                  15.1.4 All other Warranties shall survive for a period of eighteen (18) months from the Closing Date.

                  15.1.5 The right of any party to recover Damages (as defined in Section 15.2.1) pursuant to Section 15.2 shall not be affected by the expiration of any Warranties as set forth herein, provided that notice of the existence of any Damages (but not necessarily the fixed amount of any such Damages) has been given by the indemnified party to the indemnifying party prior to such expiration.

                  15.1.6 Notwithstanding any provision hereof to the contrary, there shall be no contractual time limit in which Buyer or Seller may bring any action for actual fraud (a "Fraud Action"), regardless of whether such actual fraud also included a breach of any Agreement or Warranty; provided, however, that any Fraud Action must be brought within the period of the applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto.

         15.2     Indemnification.

                  15.2.1 Seller shall defend, indemnify and hold harmless Buyer from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses ("Damages") incurred by Buyer arising out of or related to: (a) any breach of the Agreements or Warranties given or made by Seller in this Agreement; (b) the Retained Liabilities; (c) creditors' claims with respect to noncompliance with any bulk sales law, except to the extent such claims are Assumed Liabilities; (d) the conduct of the business and operations of the Station or any portion thereof or the use or ownership of the Station Assets prior to the Closing Date; and (e) the Norve vs. Laguna Seca Raceway, et al. and Kristen Goss v. Laguna Seca Raceway, et. al. litigation matters set forth on Schedule 7.15.

                  15.2.2 Buyer shall defend, indemnify and hold harmless Seller from and against any and all Damages incurred by Seller arising out of or related to: (a) any breach of the Agreements and Warranties given or made by Buyer in this Agreement; (b) the Assumed Liabilities; and (c) the conduct of the business and operations of the Station or any portion thereof or the use or ownership of any of the Station Assets on or after the Closing Date.

                  15.2.3 Notwithstanding the foregoing, the rights of Buyer and Seller to obtain indemnification under this Article 15 shall be subject to the following provisions:

                  (a) Seller shall not be obligated to indemnify Buyer for Damages pursuant to Section 15.2.1 unless the aggregate amount owed by Seller to Buyer pursuant to Section 15.2.1 exceeds $100,000 ("Seller's Threshold"), in which event Seller shall be required to indemnify Buyer for the entire amount owed; provided that Seller's maximum liability for the entire amount owed pursuant to Section 15.2.1 is $3,000,000 (the "Seller's Cap").



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



                  (b) Buyer shall not be obligated to indemnify Seller for Damages pursuant to Section 15.2.2 unless the aggregate amount owed by Buyer to Seller pursuant to Section 15.2.2 exceeds $100,000 ("Buyer's Threshold"), in which event Buyer shall be required to indemnify Sellers for the entire amount owed; provided that Buyer's maximum liability pursuant to Section 13.2.2 is $3,000,000 ("Buyer's Cap").

                  (c) Notwithstanding anything contained in this Section 15.2.3, any claims by Buyer against Seller for damages resulting from (i) a breach of any Warranties of the Seller set forth in Section 7.2 and the third sentence of 7.7, and (ii) a breach of any Agreements of Seller, shall not be subject to the Seller's Threshold or the Seller's Cap, as applicable.

                  (d) Notwithstanding anything contained in this Section 15.2.3, any claims by Seller against Buyer for damages resulting from (i) a breach of any Warranties of the Buyer set forth in Section 6.2, and (ii) a breach of any Agreements of Buyer, shall not be subject to the Buyer's Threshold or the Buyer's Cap, as applicable.

         15.3 Procedures: Third Party and Direct Indemnification Claims. The indemnified party agrees to give written notice within a reasonable time to the indemnifying party of any demand, suit, claim or assertion of liability by third parties or other circumstances that could give rise to an indemnification obligation hereunder against the indemnifying party (hereinafter collectively "Claims," and individually a "Claim"), it being understood that the failure to give such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, unless the indemnifying party's ability to contest, defend or settle with respect to such Claim is thereby demonstrably and materially prejudiced. The parties also agree that any claim for Damages arising directly between the parties relating to this Agreement may be brought at any time within the period specified in Section 15.1, and that the only notice required with respect thereto shall be as specified in Section 15.1.5.

         The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to Section 15.2 resulting from any Claim shall be subject to the following additional terms and conditions:

                  15.3.1  The  indemnifying   party  shall  have  the  right  to
undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

                  15.3.2 In the event that the indemnifying party shall elect not to undertake such defense or opposition, or within ten days after notice of any such Claim from the indemnified party shall fail to defend or oppose, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

                  15.3.3 Anything in this Section 15.3 to the contrary notwithstanding: (a) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim; (b) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such Claim; and (c) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

                  15.3.4 The parties agree that all claims not disputed by the indemnifying party shall be paid by the indemnifying party within thirty (30) days after receiving notice of the Claim. "Disputed Claims" shall mean claims for Damages by an indemnified party which the indemnifying party objects to in writing within thirty (30) days after receiving notice of the Claim. In the event there is a Disputed Claim with respect to any Damages, the indemnifying party shall be required to pay the indemnified party the amount of such Damages for which the indemnifying party has, pursuant to a final determination, been found liable within ten (10) days after there is a final determination with respect to such Disputed Claim. As used in this Section 15.3.4, a final determination of a Disputed Claim shall be (i) a judgment of any court determining the validity of a Disputed Claim, if no appeal is pending from such judgment and if the time to appeal therefrom has elapsed; (ii) an award of any arbitration determining the validity of such disputed claim, if there is not pending any motion to set aside such award and if the time within which to move to set aside such award has elapsed; (iii) a written termination of the dispute with respect to such claim signed by all of the parties thereto or their attorneys; (iv) a written acknowledgment of the indemnifying party that it no longer disputes the validity of such claim; or (v) such other evidence of final determination of a disputed claim as shall be acceptable to the parties.

                  15.3.5 No undertaking of defense or opposition to a Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to the Claim at issue or other similar Claims.

         15.4 Indemnification; Sole and Exclusive Remedy. Following the Closing, the sole and exclusive remedy for Buyer or Seller for any Claim for a breach of any Agreement or Warranty, or any other claim which would also be a breach of an Agreement or Warranty (whether such Claim is framed in tort, contract or otherwise; but excluding any Fraud Action and any action arising out of Seller's or Buyer's willful misconduct or gross negligence, as the case may be), shall be a claim for indemnification pursuant to this Article 15. Anything in this Agreement or any applicable law to the contrary notwithstanding, it is understood and agreed by Buyer and Seller that no shareholder, director, officer, employee, agent or Affiliate of Seller or Buyer, as the case may be, shall have (i) any personal liability to the other party as a result of the breach of any Agreement or Warranty contained herein, or any other claim which would also be a breach of an Agreement or Warranty, or (ii) any personal obligation to indemnify the other party for any of such party's claims pursuant to Section 15.2, and such party waives and releases and shall have no recourse against any of such parties described in this Section
15.4 as a result of the breach of any Agreement or Warranty contained herein, or any other claim which would also be a breach of an Agreement or Warranty.


                                   ARTICLE 16
                               TERMINATION RIGHTS

         16.1 Termination. This Agreement may be terminated at any time prior to Closing as follows:

                  16.1.1 Upon the mutual written consent of Buyer and Seller, this Agreement may be terminated on such terms and conditions as so agreed; or

                  16.1.2 By written notice of Buyer to Seller if Seller breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Buyer; or

                  16.1.3 By written notice of Seller to Buyer if Buyer breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Buyer; or

                  16.1.4 By written notice of Buyer to Seller, or by Seller to Buyer, if the FCC denies the FCC Application or designates it for a trial-type hearing; or

                  16.1.5 By written notice of Buyer to Seller, or by Seller to Buyer, if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

                  16.1.6 By written notice of Buyer to Seller, or by Seller to Buyer, if the Closing shall not have been consummated on or before the later of
(i) July 1, 1998, and (ii) sixty (60) days following the FCC's grant of the renewal of each of the Station Licenses without condition materially adverse to Seller or Buyer or any of their respective Affiliates, but in no event later than December 31, 1998 ("the Drop Dead Date"); or

                  16.1.7 By written notice of Buyer to Seller under the conditions set forth in Section 9.2 hereof. Notwithstanding the foregoing, no party hereto may effect a termination hereof if such party is in material default or breach of this Agreement.


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



         16.2 Liability. Except as set forth in Section 16.4 below, the termination of this Agreement under Section 16.1 shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

         16.3 Monetary Damages, Specific Performance and Other Remedies. The parties recognize that if Seller refuses to perform under the provisions of this Agreement monetary damages alone will not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled to obtain specific performance of the terms of this Agreement in addition to any other remedies, including but not limited to monetary damages, that may be available to it. If any action is brought by Buyer to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law. In the event of a default by Seller which results in the filing of a lawsuit for damages, specific performance, or other remedy, Buyer shall be entitled to reimbursement by Seller of reasonable legal fees and expenses incurred by Buyer; provided that Buyer prevails in such lawsuit.

         16.4 Seller's Liquidated Damages. If the parties hereto shall fail to consummate this Agreement on the Closing Date due solely to Buyer's material breach of this Agreement, and Seller is not at that time in material breach hereof, then Seller shall be entitled to retain the Escrow Deposit, plus interest, which amount shall constitute liquidated damages. It is understood and agreed that such liquidated damages amount represents Buyer's and Seller's reasonable estimate of actual damages and does not constitute a penalty. Recovery of liquidated damages shall be the sole and exclusive remedy of Seller against Buyer for failing to consummate this Agreement as a result of Buyer's material breach hereof and shall be applicable regardless of the actual amount of damages sustained and all other remedies are deemed waived by Seller. In the event of a default by Buyer which results in the filing of a lawsuit to recover the Escrow Deposit as liquidated damages, Seller shall be entitled to reimbursement by Buyer of reasonable legal fees and expenses incurred by Seller; provided that Seller prevails in such lawsuit.


                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

         17.1 Risk of Loss. (a) The risk of loss, damage or impairment of any of the Station Assets prior to the Closing Date from any cause whatsoever shall be upon Seller. In the event of any loss, damage or impairment, confiscation or condemnation, the proceeds of any claim for loss payable under any insurance policy, judgment or award with respect thereto shall be applied to repair, replace or restore such Station Assets to their prior condition as soon as practicable after such loss, impairment, condemnation or confiscation.

         (b) In the event of any damage or destruction of the Station Assets that interferes in a material respect with the normal operation of the Station, if such Station Assets have not been repaired, restored or replaced in all material respects by the Closing Date: (i) Buyer may elect, at its option, to close this Agreement and complete the restoration, repair or replacement of such damaged Station Assets after the Closing Date, in which event (a) Seller shall deliver to Buyer the amount of any deductible and all remaining insurance proceeds received, to the extent not already expended by Seller in connection with such damage or destruction of the Station Assets, (b) there shall be no adjustment to the Purchase Price, and (c) Buyer shall bear any additional costs or expenses incurred by Buyer, in excess of such deductible, if any, and such insurance proceeds, in completing such repair, restoration or replacement; or (ii) if Buyer does not so elect the preceding option (i), either Buyer or Seller may elect, at its option, to postpone the Closing for up to ninety (90) days to permit Seller to repair, restore or replace such Station Assets in all material respects; provided that it is understood and agreed that Seller shall have no obligation to make any repairs, restoration or replacements if Seller concludes that such repairs, restoration or replacements are not commercially reasonable; or (iii) if neither Buyer nor Seller shall so elect any of the preceding options, either Buyer or Seller may elect, at its option, to terminate this Agreement forthwith, without any further obligation of either party hereunder (other than return of the Escrow Deposit, plus interest), by written notice to the other party hereto. If the Closing is postponed pursuant to this paragraph, the date of the closing shall be mutually agreed to by Seller and Buyer after completion of restoration, replacement or repair.

         17.2 Certain Interpretive Matters and Definitions. Unless the context otherwise requires: (a) all references to Sections, Articles, Schedules or Exhibits are to Sections, Articles, Schedules or Exhibits of or to this Agreement; (b) each term defined in this Agreement has the meaning assigned to it; (c) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof; (d) "or" is disjunctive but not necessarily exclusive; (e) words in the singular include the plural and vice versa; (f) the term "Affiliate" has the meaning given it in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended; and (g) all references to "$" or dollar amounts will be to lawful currency of the United States of America.

         17.3 Further Assurances. After the Closing, Seller shall from time to time, at the request of and without further cost or expense to Buyer, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order more effectively to consummate the transactions contemplated hereby to vest in Buyer good and marketable title to the Station Assets being transferred hereunder, free, clear and unencumbered, and Buyer shall from time to time, at the request of and without further cost or expense to Seller, execute and deliver such other instruments and take such other actions as may reasonably be requested in order more effectively to relieve Seller of any obligations being assumed by Buyer hereunder.

         17.4 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller may not voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of Buyer;
provided that, the occurrence of the American Sale shall not constitute a violation by Seller hereunder. Upon the consummation of the American Sale, the successor or assignee of Seller pursuant to such American Sale shall be bound by the terms of this Agreement and the Time Brokerage Agreement. In light of the American Sale Agreement, Buyer shall take, at Seller's expense, actions that may be reasonably requested by Seller in order to file a new FCC Application or amend the existing FCC Application to reflect that the "Seller" hereunder may become a different party from the current Seller or that a change of control of Seller may occur as a result of the


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



American Sale. The failure to obtain the FCC Consent or any other required consent or approval by the Drop Dead Date resulting solely from a delay in the closing of the American Sale shall not constitute a breach by Seller of this Agreement. Buyer shall have the right to assign and/or delegate all or any portion of its rights under this Agreement as collateral. In the event Buyer finds it necessary or is required to provide to a third party such collateral assignment of the Buyer's interest in this Agreement and/or any related documents, Seller shall cooperate with the Buyer and any third party requesting such assignment including but not limited to Seller signing a consent and acknowledgment of such assignment. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns of the parties hereto.

         17.5 Amendments. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

         17.6 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         17.7 Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of California without giving effect to the choice of law provisions thereof. Any action, suit or proceeding brought by any party to this Agreement relating to or arising out of this Agreement or any other agreement, instrument, certificate or other document delivered pursuant hereto (or the enforcement hereof or thereof) must be brought and prosecuted as to all parties in, and each of the parties hereby consents to service of process, personal jurisdiction and venue in, the state and Federal courts of general jurisdiction located in Santa Clara County, California.

         17.8 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, including by facsimile, and shall be deemed to have been duly delivered and received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when dispatched by facsimile transmission (with the facsimile transmission confirmation being deemed conclusive evidence of such dispatch) and shall be addressed to the following addresses, or to such other address as any party may request, in the case of Seller, by notifying Buyer, and in the case of Buyer, by notifying Seller:



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



                  To Buyer:       Randy Michaels, President
                                  Citicasters Co.
                                  50 East RiverCenter Boulevard
                                  12th Floor
                                  Covington, Kentucky 41011
                                  Fax: (606) 655-9345

                  Copy to:        Graydon, Head & Ritchey
                                  1900 Fifth Third Center
                                  511 Walnut Street
                                  Cincinnati, Ohio  45202
                                  Attention:  John J. Kropp, Esq.
                                  Fax: (513) 651-3836

                  To Seller:      American Radio Systems Corporation
                                  Attn: Steven B. Dodge, President and Chief
                                    Executive Officer
                                  116 Huntington Avenue
                                  Boston, Massachusetts 02116
                                  Fax: (617) 375-7575

                  Copy to:        Dow, Lohnes & Albertson
                                  Attn: John T. Byrnes, Esq.
                                  1200 New Hampshire Avenue, N.W., Suite 800
                                  Washington, DC 20036-6802
                                  Fax: (202) 776-2222

         17.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         17.10 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         17.11 Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         17.12 Entire Agreement. This Agreement, the exhibits and the schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

                         [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                              CITICASTERS CO.



                              By:      _________________________________________
                              Name:    _________________________________________
                              Title:   _________________________________________


                              AMERICAN RADIO SYSTEMS CORPORATION



                              By:      _________________________________________
                              Name:    _________________________________________
                              Title:   _________________________________________


                              AMERICAN RADIO SYSTEMS LICENSE CORP.



                              By:      _________________________________________
                              Name:    _________________________________________
                              Title:   _________________________________________



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



                             INDEX OF DEFINED TERMS


$                 ..........................................................40
Accrued 1997 Vacation.......................................................26
Acquisition       ..........................................................23
Acquisition Proposal........................................................23
Affiliate         ..........................................................40
Agreement         ...........................................................1
Agreements        ..........................................................34
American          ...........................................................1
American License  ...........................................................1
American Sale     ..........................................................23
American Sale Agreement.....................................................23
Assignment and Assumption Agreement.........................................33
Assumed Liabilities..........................................................4
Barter Payable    ...........................................................6
Barter Receivable ...........................................................6
Buyer             ...........................................................1
Buyer's Cap       ..........................................................35
Buyer's Threshold ..........................................................35
Claim             ..........................................................36
Claims            ..........................................................36
Closing           ...........................................................7
Closing Date      ...........................................................7
Collection Period ..........................................................19
Confidential Information....................................................24
Contracts         ...........................................................2
Damages           ..........................................................35
Deposit Escrow Agent.........................................................5
Deposit Escrow Agreement.....................................................5
Disputed Claims   ..........................................................37
Drop Dead Date    ..........................................................38
Effective Date    ...........................................................6
Environmental laws..........................................................15
ERISA             ..........................................................17
Escrow Deposit    ...........................................................5
Excluded Assets   ...........................................................3
FCC Application   ...........................................................8
FCC Consent       ...........................................................8
Final             ...........................................................7
Final Order       ...........................................................7
Financial Statement Date....................................................16
Financial Statements........................................................16


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


Fraud Action      ..........................................................34
Hired Employees   ..........................................................26
HSR Act           ...........................................................8
Initial Approval  ...........................................................7
Intellectual Property........................................................2
Interim Financial Statements................................................22
KSJO Tower Sublease.........................................................30
KUFX Studio Sublease........................................................30
Licensee Employees..........................................................26
Liens             ...........................................................3
Material Contracts..........................................................15
Prior Financial Statements..................................................16
Purchase Price    ...........................................................5
Real Estate Contracts.......................................................14
Releases          ..........................................................24
Representatives   ..........................................................24
Retained Liabilities.........................................................5
Seller            ...........................................................1
Seller Accounts Receivable..................................................19
Seller Financial Statements.................................................16
Seller's Cap      ..........................................................35
Seller's Threshold..........................................................35
SNDA              ..........................................................22
Station           ...........................................................1
Station Assets    ...........................................................1
Station Licenses  ...........................................................1
Surveys           ..........................................................29
TBA Events        ..........................................................10
Time Brokerage Agreement.....................................................7
Time Sales Agreements........................................................4
Titles            ..........................................................29
Tower Lease       ..........................................................22
Trade Agreements  ...........................................................4
Trade Report      ...........................................................6
Warranties        ..........................................................34



                                       II